UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

Hampton Roads Bankshares, Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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HAMPTON ROADS BANKSHARES, INC.

999 Waterside Dr., Suite 200

Norfolk, Virginia 23510

NOTICE OF 2011 ANNUAL MEETING OF SHAREHOLDERS

To Be Held on: October 4, 2011

To Our Shareholders:

NOTICE IS HEREBY GIVEN that the 2011 Annual Meeting of Shareholders of Hampton Roads Bankshares, Inc. (the “Company”) will be held at the Dominion Tower, 999 Waterside Drive, Suite 400, Norfolk, Virginia, 23510 on October 4, 2011, at 1:00 p.m. for the following purposes:

(1)	Election of Directors. To elect three “Class A” directors, each to serve a three-year term.

(2)	Ratification of Accountants. To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2011.

(3)	2011 Omnibus Incentive Plan. To vote on the approval of the 2011 Omnibus Incentive Plan.

(4)	Advisory Vote on Executive Compensation. To allow shareholders to endorse or not endorse the compensation of the Company’s named executive officers as disclosed in the accompanying Proxy Statement.

(5)	Other Business. To transact such other business as may properly come before the meeting.

Shareholders of record at the close of business on August 9, 2011, will be entitled to notice of and to vote at the Annual Meeting and any adjournments thereof.

The Board of Directors unanimously recommends that shareholders vote FOR approval of each of the above items.

By Order of the Board of Directors:

Wendy W. Small
Secretary of the Board

September 6, 2011

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. PLEASE SIGN, DATE, AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE PROMPTLY OR YOU MAY VOTE YOUR SHARES ONLINE AT HTTPS://WWW.PROXYVOTENOW.COM/HMPR OR BY CALLING 1-866-855-9702. IF YOU ATTEND THE MEETING, YOU MAY VOTE YOUR SHARES IN PERSON, EVEN THOUGH YOU HAVE PREVIOUSLY SIGNED AND RETURNED YOUR PROXY OR VOTED ONLINE OR BY TELEPHONE.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON OCTOBER 4, 2011:

The Proxy Statement and the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 are available at: http://www.snl.com/irweblinkx/corporateprofile.aspx?IID=4066242.

HAMPTON ROADS BANKSHARES, INC.

999 Waterside Dr., Suite 200

Norfolk, Virginia 23510

PROXY STATEMENT

This proxy statement is being furnished to the shareholders of Hampton Roads Bankshares, Inc. (the “Company”) in connection with the solicitation of proxies by the board of directors (the “Board of Directors” or the “Board”) on behalf of the Company for use at its 2011 Annual Meeting of Shareholders to be held on October 4, 2011 (the “Annual Meeting”), at the time and place described in the accompanying Notice of Annual Meeting and at any adjournment thereof (the “Proxy Statement”). This Proxy Statement and the enclosed proxy card are being mailed to the shareholders of the Company on or about September 8, 2011.

The holders of Company Common Stock, par value $0.01 per share (“Common Stock”), as of the close of business on the record date, August 9, 2011 will be entitled to be present and to vote at the Annual Meeting. Each share of our Common Stock is entitled to one vote on each matter to be voted at the meeting. There are no other classes of our stock entitled to vote at the meeting. On August 9, 2011, there were 34,561,146 shares of our Common Stock outstanding and entitled to vote. To have a quorum that permits us to conduct business at the Annual Meeting, we require the presence, whether in person or through the prior submission of a proxy, of the holders of Common Stock representing a majority of the shares outstanding and entitled to vote on the record date. The Board of Directors requests that you execute and return the proxy promptly or vote online or by telephone, whether or not you plan to attend the meeting.

The persons named in the proxy card to represent shareholders who are present by proxy at the meeting are Stephen P. Theobald, Executive Vice President and Chief Financial Officer, and Doug Glenn, Interim President and Chief Executive Officer.

Use and Revocation of Proxies

If the enclosed proxy is properly executed in time for voting at the Annual Meeting, the shares represented thereby will be voted according to such instructions. If no instructions are given in an executed proxy, the proxy will be voted in favor of all matters up for consideration at the Annual Meeting and in the discretion of the proxy holders as to any other matters which may properly come before the meeting. Proxies will extend to, and will be voted at, any properly adjourned session of the Annual Meeting, unless otherwise revoked.

Execution of a proxy will not affect a shareholder’s right to attend the Annual Meeting and to vote in person. Any shareholder who has executed and returned a proxy but for any reason desires to revoke it may do so at any time before the proxy is exercised by filing with the Secretary of the Company an instrument revoking it or a duly exercised proxy bearing a later date or by attending the Annual Meeting and voting in person.

Solicitation of Proxies

We will bear the cost of soliciting proxies, which will be solicited primarily by mail. Proxies may also be solicited by our directors and employees personally, and by telephone, facsimile, or other means. No additional compensation will be paid to these individuals for proxy solicitation nor is it expected to result in more than a minimal cost to us. We may make arrangements directly with banks, brokerage houses, custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of our Common Stock held of record by them and to obtain authorization for the execution of proxies. We expect to reimburse these institutional holders for their reasonable expenses in connection with these activities.

Abstentions and Broker Non-Votes

A shareholder may abstain or (only with respect to the election of directors) withhold his vote (collectively, “Abstentions”) with respect to each item submitted for shareholder approval. Abstentions will be counted for purposes of determining the existence of a quorum. Abstentions will not be counted as voting in favor of or against the relevant item.

A broker who holds shares in “street name” has the authority to vote on certain items when it has not received instructions from the beneficial owner. Except for certain items for which brokers are prohibited from exercising their discretion, a broker is entitled to vote on matters presented to shareholders without instructions from the beneficial owner. “Broker shares” that are voted on at least one matter will be counted for purposes of determining the existence of a quorum for the transaction of business at the Annual Meeting. Where brokers do not have or do not exercise such discretion, the inability or failure to vote is referred to as a “broker non-vote.” Under the circumstances where the broker is not permitted to, or does not, exercise its discretion, assuming proper disclosure to the Company of such inability to vote, broker non-votes will not be counted as voting in favor of or against the particular matter. A broker is prohibited from voting on the election of directors, the advisory vote on executive compensation and the approval of the 2011 Omnibus Incentive Plan without instructions from the beneficial owner; therefore, there may be broker non-votes on Proposals One, Three and Four. A broker may vote on the ratification of the independent public accountants; therefore, no broker non-votes are expected to exist in connection with Proposal Two. Abstentions and broker non-votes will not count as votes cast and will have no effect on the outcome of any of the matters at the meeting.

QUESTIONS AND ANSWERS ABOUT

THE ANNUAL MEETING AND THIS PROXY STATEMENT

Why did you send me this Proxy Statement?

We sent you this Proxy Statement and the enclosed proxy card because the Board of Directors is soliciting your proxy vote at the Annual Meeting. This Proxy Statement summarizes information on the proposals to be considered at the Annual Meeting.

When is the Annual Meeting?

Tuesday, October 4, 2011, at 1:00 p.m., Eastern Time.

Where will the Annual Meeting be held?

The Dominion Tower, 999 Waterside Drive, Suite 400, Norfolk, Virginia 23510.

What items will be voted upon at the Annual Meeting?

You are voting on the following proposals:

1.	Election of Directors. To elect three “Class A” directors, each to serve a three-year term.

2.	Ratification of Accountants. To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2011.

3.	2011 Omnibus Incentive Plan. To vote on the approval of the 2011 Omnibus Incentive Plan.

4.	Advisory Vote on Executive Compensation. To allow shareholders to endorse or not endorse the compensation of the Company’s named executive officers as disclosed in the accompanying Proxy Statement.

How do I vote by proxy?

We offer multiple alternative methods of voting your proxy:

•	TELEPHONE VOTING: Available until 3:00 a.m. Eastern Time on October 4, 2011.

•	On a touch-tone telephone, call TOLL FREE 1-866-855-9702, 24 hours a day, 7 days a week;

•	In order to vote via telephone, have the voting form in hand, call the number above and follow the instructions; and

•	Your vote will be confirmed and cast as you directed.

•	INTERNET VOTING: Available until 3:00 a.m. Eastern Time on October 4, 2011.

•	Visit the Internet voting website at https://www.proxyvotenow.com/hmpr;

•	In order to vote online, have the voting form in hand, go to the website listed above and follow the instructions;

•	Your vote will be confirmed and cast as you directed; and

•	You will only incur your usual Internet charges.

•	VOTING BY MAIL: Using the attached proxy card and postage-paid envelope.

•	Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope;

•	To be voted, mailed proxy cards must be received by 7:00 a.m. Eastern Time on October 4, 2011; and

•	If you are voting by telephone or through the Internet, please do not return your proxy card.

•

IN PERSON: If you prefer to submit your proxy in person, you may attend the Annual Meeting scheduled on October 4, 2011 at 1:00 p.m. Eastern Time at The Dominion Tower, 999 Waterside Drive, Suite 400, Norfolk, Virginia 23510.

If you sign, date and return your proxy card before the Annual Meeting, your shares will be voted as you direct. You may vote “for” or “against” or you may abstain (or with respect to the election of directors, withhold) from voting on each proposal identified herein. If you return your signed proxy card but do not specify how you want to vote your shares, your shares will be voted “FOR” each action to be voted on at the Annual Meeting.

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had returned your proxy card. We encourage you to use these cost-effective and convenient methods of voting, 24 hours a day, 7 days a week.

How many votes are required?

Proposal One – Election of directors. The election of any of the nominees to the Board of Directors will be approved if a quorum is present and if there is an affirmative vote of a plurality of the shares represented at the meeting. Brokers will not be able to vote your shares with respect to the election of directors if you have not provided them with voting instructions. Abstentions and broker non-votes will not be counted as either an affirmative vote or a negative vote regarding the election of directors, and therefore will have no legal effect on the election of directors.

Proposal Two – Ratification of Accountants. The ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2011 will be approved if a quorum is present and a majority of the votes cast at the meeting vote in favor of this proposal. Neither abstentions nor broker non-votes will be counted as votes cast for purposes of determining whether the proposal has received sufficient votes for approval.

Proposal Three – 2011 Omnibus Incentive Plan. The 2011 Omnibus Incentive Plan will be approved if a quorum is present and a majority of the votes cast at the meeting vote in favor of this proposal. Neither abstentions nor broker non-votes will be counted as votes cast for purposes of determining whether the proposal has received sufficient votes for approval.

Proposal Four – Advisory vote on executive compensation. The compensation of the named executive officers under this proposal will be approved if a quorum is present and a majority of the votes cast at the meeting vote in favor of this proposal. Neither abstentions nor broker non-votes will be counted as votes cast for purposes of determining whether the proposal has received sufficient votes for approval.

What is the effect of abstentions and broker non-votes?

The inspector will treat valid proxies marked “abstain” or proxies required to be treated as broker “non-votes” as present for purposes of determining whether there is a quorum at the Annual Meeting. A broker “non-vote” occurs when a broker or nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the broker or nominee does not have discretionary voting power and has not received instructions from the beneficial owner of the shares. Abstentions and broker non-votes will not affect the outcome of the vote at the Annual Meeting.

Brokers may vote on routine matters but do not have discretionary power to vote your shares on “non-routine” matters unless the broker receives appropriate instructions from you. The election of directors, the advisory vote on executive compensation and the approval of the 2011 Omnibus Incentive Plan are considered “non-routine” matters. Please note that due to recent rule changes, brokers will no longer be able to vote your shares with respect to the election of directors if you have not provided instructions. Therefore, we strongly urge you to vote your shares.

What constitutes a “quorum” for the Annual Meeting?

We require the presence, whether in person or through the prior submission of a proxy, of the holders of Common Stock representing a majority of the shares outstanding and entitled to vote on the record date. A quorum is necessary to conduct business at the Annual Meeting. Because there were 34,561,146 shares of Common Stock issued and outstanding as of August 9, 2011, at least 17,280,574 shares must be present or represented by proxy at the Annual Meeting for a quorum to exist.

Who can vote?

You are entitled to vote your Common Stock if our records show that you held your shares as of the close of business on August 9, 2011, the record date for the Annual Meeting. On that date, there were 34,561,146 shares of Common Stock outstanding and entitled to vote. The Common Stock is our only class of outstanding voting securities for purposes of the Annual Meeting.

Who pays for the solicitation of proxies?

This Proxy Statement is being furnished in connection with the solicitation of proxies by our Board of Directors. We will pay the cost of preparing, printing and mailing material in connection with this solicitation of proxies. In addition to being solicited through the mails, proxies may be solicited personally or by telephone, facsimile or email by our officers, directors or employees who will receive no additional compensation for such activities. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of shares held of record by such persons. Such brokerage houses and other custodians, nominees and fiduciaries will be reimbursed for their reasonable expenses incurred in connection therewith.

Are there any dissenters’ rights or appraisal rights?

Under the Virginia Stock Corporation Act, the shareholders are not entitled to dissenters’ rights or appraisal rights with respect to any of the proposals.

What is the voting recommendation of the Board?

The Board of Directors recommends a vote “FOR” all of the Proposals included in this Proxy Statement.

Where can I find the voting results?

We will publish the voting results of the Annual Meeting on a Current Report on Form 8-K within 4 business days after the date of the meeting. You will be able to find such Form 8-K at the Investor Relations section of our website at: http://www.snl.com/irweblinkx/corporateprofile.aspx?iid=4066242

Whom should I contact if I have any questions?

If you have any questions before you vote, please contact Douglas J. Glenn, Interim President and Chief Executive Officer, or Stephen P. Theobald, Executive Vice President and Chief Financial Officer, at Hampton Roads Bankshares, Inc., 999 Waterside Dr., Suite 200, Norfolk, Virginia 23510 at (757) 217-1000.

PROPOSAL ONE: ELECTION OF DIRECTORS

OF HAMPTON ROADS BANKSHARES, INC.

Nominees for Election

The Articles of Incorporation provide that the Company will have no less than eight (8) and no more than twenty-four (24) members of the Board of Directors. The Articles of Incorporation also divide the Board of Directors into three classes as nearly equal in number as possible. Members of each class are elected for a term of three years and until their successors are elected and qualified. The Bylaws require all directors to be shareholders of the Company and require a majority of directors to be citizens of Virginia. Three directors are to be elected at the Annual Meeting. All of the nominees are “Class A” directors and, if elected, will serve until the 2014 Annual Meeting of Shareholders. All nominees were nominated by the Corporate Governance and Nominating Committee and approved by the Board of Directors. Following the resignation of John A.B. “Andy” Davies, Jr. from the Board of Directors on August 17, 2011, the Board of Directors reduced the size of the Board to ten members.

DIRECTORS AND DIRECTOR NOMINEES

The following biographical information discloses each director’s and director nominee’s age, business experience, and other directorships held during the past five years. It also includes the experiences, attributes, and skills that caused the nominating committee and the Board of Directors to determine that the individual should serve as a director for the Company and the year that each individual was first elected to the Board of Directors of the Company or previously to the Board of Directors of Bank of Hampton Roads, the predecessor to and now a wholly-owned subsidiary of the Company. Unless otherwise specified, each nominee has held his current position for at least five years.

The election of each nominee requires the affirmative vote of a plurality of the votes cast by the shares entitled to vote. Proxies received from Company shareholders will be voted for the election of such nominees unless marked to the contrary. A shareholder of the Company who desires to withhold voting of the proxy for all or one or more nominees may so indicate on his or her proxy. All of the nominees currently are members of the Company’s Board of Directors and all have consented to be named and have indicated their intent to serve if elected. If any nominee becomes unable to serve, an event which is not anticipated, the proxy will be voted for a substitute nominee to be designated by the Company’s Board of Directors, or the number of directors will be reduced.

Nominees for Election of “Class A” Directors with Terms Expiring in 2014

Robert B. Goldstein, 71, Director since 2010

Mr. Goldstein is a founding Principal in CapGen Capital Advisers, a private equity fund that invests in banks and financial service companies. His experience includes many years in commercial banks, savings and loan associations and other financial institutions. Over the years, he has been CEO of numerous banks and thrifts, and on the boards of directors as both a management member as well as serving as an independent director. The institutions range in size from small to large cap and have been located in various geographic areas. Mr. Goldstein draws from a team of highly experienced bankers who bring skills in such diverse areas as risk management, asset quality administration, audit, finance and marketing. In addition, Mr. Goldsetein is currently a director of BankFIRST, The BANKshares, Inc., FNB Corporation, Seacoast Banking Corporation, Seacoast National Bank, Palmetto Bancshares, Inc. and Palmetto Bank and is a member of the Executive Network of Glencoe Capital LLC. Among other achievements, he was named “Businessperson of the Year” in New Haven. Mr. Goldstein received a B.B.A. degree from Texas Christian University, where he graduated magna cum laude and was an Honor Student in the University of Texas program for merit scholars. He also served for seven years on the faculty of the Southwestern Graduate School of Banking at Southern Methodist University.

Hal F. Goltz, 28, Director since 2010

Mr. Goltz is currently a Senior Analyst at Anchorage Advisors, a position which he has held since October 2007. From June 2004-June 2007, he was an Event-Driven Analyst of Citadel Investment Group. Mr. Goltz has significant experience in the financial services industry and experience with distressed financial institutions.

Randal K. Quarles, 53, Director since 2010

Mr. Quarles is currently a managing director with The Carlyle Group in Washington D.C., a position he has held since August 2007. Mr. Quarles brings a wealth of experience related to the regulation of financial institutions. From August 2001 until October 2006, Mr. Quarles served in a variety of senior roles at the U.S. Department of the Treasury: from August 2005 to October 2006 as Under Secretary of the Treasury for Domestic Finance; from 2002 to 2005 as Assistant Secretary of the Treasury for International Affairs; and from 2001 to 2002 as the United States Executive Director at the International Monetary Fund. From 1984 to 1991 and from 1993 to 2001, Mr. Quarles practiced law in the private sector at Davis Polk & Wardwell, where he was a partner from 1994 to 2001 and co-head of the firm’s Financial Institutions Group from 1996 to 2001. In the interval from 1991 to 1993, Mr. Quarles also served in the Treasury Department: from 1992 to 1993 as Deputy Assistant Secretary for Financial Institutions Policy, and from 1991 to 1992 as Special Assistant to the Secretary of the Treasury.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS

VOTE “FOR” THE NOMINEES LISTED ABOVE.

Incumbent “Class B” Directors with Terms Expiring in 2012

Patrick E. Corbin, 57, Director since 2009

Mr. Corbin is the Managing Shareholder of Corbin & Company, P.C. He has been a Certified Public Accountant since 1979. From 1988 to 2000 he was a director and chairman of the audit committee of Cenit Bank for Savings in Norfolk, Virginia. He holds a Bachelor of Science degree in business with a major in accounting from Virginia Polytechnic Institute. He is a member of professional organizations including, the American Institute of Certified Public Accountants, the Virginia Society of Certified Public Accountants, and the Tidewater Virginia Society of Certified Public Accountants. He is a director and past chairman of the Chesapeake Alliance. He was designated as “Super CPA” by Virginia Business magazine in the fields of litigation support and business valuation for the years 2002-2007. Mr. Corbin brings significant experience to the Board in the fields of accounting and small business expertise.

Henry P. Custis, Jr., 65, Director since 2008

Mr. Custis is currently the Chairman of the Company’s Board of Directors, a position he has held since 2010. Mr. Custis is a Partner at Custis, Lewis & Dix, a law firm in Accomac, Virginia. He has practiced law since 1970. He was chairman of the board of Shore until its merger with the Company on June 1, 2008 and currently serves as chairman of Shore Bank, a position he has held since 1997. He also has served on boards for Eastern Shore Citizens Bank from 1974-1975 and predecessor banks to the current SunTrust Banks, Inc. Mr. Custis is a former director of the Eastern Shore of Virginia Community Foundation. He has practiced law for 39 years, served on bank boards for 36 years, and been an investor for 35 years.

Douglas J. Glenn, 44, Director since 2006

On August 12, 2011, the Board of Directors named Douglas J. Glenn, Executive Vice President, General Counsel and Chief Operating Officer of the Company, to take on the additional role of Interim President and Chief Executive Officer, subject to pending regulatory approval. Mr. Glenn is also Executive Vice President and General Counsel of the Bank of Hampton Roads. He was appointed Executive Vice President and General Counsel of the Company and the Bank in 2007. He added the responsibilities of Chief Operating Officer of the Company in February 2009. Prior to joining the Company, Mr. Glenn practiced law at Pender & Coward, P.C. in Virginia Beach, Virginia. His law practice was focused primarily on small business clients and clients involved in various aspects of real estate. His knowledge of small business and real estate finance and legal issues are valuable attributes for the Company’s Board of Directors.

William A. Paulette, 63, Director since 2009

Mr. Paulette was a director of Gateway until its merger with the Company on December 31, 2008 and was a director of Bank of Richmond from 1998 to 2007. He has served on the board of Virginia Military Institute since 2003. He is founder, President, and CEO of KBS, Inc., a construction firm based in Richmond, Virginia. He is responsible for the general management of KBS including its financial success. Mr. Paulette brings substantial knowledge of the construction business and the Richmond market.

Billy G. Roughton, 66, Director since 2008

Mr. Roughton was a director of Gateway Financial Holdings, Inc. until its merger with the Company on December 31, 2008 and was Chairman of the Board of Gateway Bank & Trust Co, Inc. until May 2009. He is President and CEO of BGR Development, a company that develops and manages both residential and commercial real estate, positions he has held since 1974. He also is Dealer Principal, President, and CEO of JEB Management Services, Inc., doing business as Alliance Nissan, which is a franchised automobile dealership, positions he has held since 2009. In addition, Mr. Roughton is the Managing Partner of various companies involved in real estate development and project management for both residential and commercial real estate. He is directly involved in the management of the business ventures including, among other aspects, personnel management, financing, project cash flow, permit acquisition, operations, and overall viability and corporate stability. Mr. Roughton has substantial knowledge of the market for residential and commercial real estate and of participants in the market on the Outer Banks area of North Carolina.

Incumbent “Class C” Directors with Terms Expiring in 2013

Jordan E. Slone, 49, Director since 2006

Mr. Slone has been the Chairman and CEO of Harbor Group International since July 1985, a diversified real estate investment and financial services company with offices in the United States, Canada, and Israel and owns and manages properties in five countries, including properties in the Company’s markets. Harbor Group’s property portfolio of Class A office buildings and apartment complexes exceeds $2.7 billion in value. Harbor Group also owns 3.5% of the third largest mobile home company in the United States. Additionally, the company originates and purchases loans as well as commercial mortgage-backed securities. Prior to forming Harbor Group in 1985, Mr. Slone was co-founder and Vice President of International Spring Corporation, a Portsmouth, Virginia manufacturer of inner box springs for the mattress industry. In 1986, the Slone family sold International Spring to Leggett and Platt, Inc., a Fortune 500 company. Mr. Slone also serves on the Board of Directors of USA Discounters, a furniture retailer and finance company with 13 stores across the United States. In addition, he is an Advisory Board Member of the National Multi-Housing Council. Mr. Slone brings significant knowledge regarding commercial real estate and finance as well as organizational and managerial skills to the Company.

W. Lewis Witt, 68, Director since 2001

Mr. Witt has been the owner and president of Inner-view, Ltd. since September 1976, a utility contractor, and has been the owner of Greenbrier Self Storage since 1997. He previously served as a Chairman of Coastal Virginia Bank until its acquisition by the Company in 1992. Mr. Witt’s involvement with utility contracting acquaints him with a wide network of community officials and other contractors. He is knowledgeable regarding the South Hampton Roads real estate and development market and many of its participants.

NON-DIRECTOR EXECUTIVE OFFICERS

(INCLUDING NAMED EXECUTIVE OFFICERS)

The following sets forth the names, ages, and business experience for the past five years of the Company’s executive officers (including named executive officers pursuant to Item 402 of Regulation S-K), other than the ones listed under “Directors” above.

•

Stephen P. Theobald, 49, is an Executive Vice President and the Company’s Chief Financial Officer, a position he assumed in December 2010. From April 2010 to November 2010, Mr. Theobald served as a financial consultant to the Company. Prior to joining the Company as a financial consultant, Mr. Theobald held a number of senior positions at Capital One Financial Corporation (“Capital One”) from 1999 to 2010, most recently serving as CFO, Local Banking, a position he held from 2005 to 2010. Other positions he held at Capital One include: CFO, Global Financial Services (from 2002 to 2005), Executive Lead-Regulatory Relations, Executive Lead of Peoplesoft Program, and Controller.

•

Lorelle L. Fritsch, 44, is the Company’s Senior Vice President and Chief Accounting Officer, positions she assumed in 2004. Ms. Fritsch also assumed the role of Controller, effective January 1, 2011. Previously, Ms. Fritsch acted as the Chief Financial Officer of the Company from August 2008 to February 2009 and May 2010 to December 2010 and of Bank of Hampton Roads from August 2008 to December 2010.

Family relationships

There are no family relationships between any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer.

BENEFICIAL OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS,

AND PRINCIPAL SHAREHOLDERS OF THE COMPANY

The following table sets forth for (1) each director and the executive officers named in the Summary Compensation Table, (2) all directors and executive officers as a group, and (3) each beneficial owner of 5% or more of our Common Stock: (i) the number of shares of Common Stock beneficially owned on August 24, 2011, and (ii) such person’s or group’s percentage ownership of outstanding shares of Common Stock on such date. All of the Company’s directors and executive officers receive mail at the Company’s principal executive office at Attn: Douglas J. Glenn, Interim President and Chief Executive Officer, at Hampton Roads Bankshares, Inc., 999 Waterside Drive, Suite 200, Norfolk, Virginia 23510. All share and per share amounts in this Proxy Statement, including those previously reported, have been adjusted to reflect the Company’s 1-for-25 reverse stock split which occurred on April 27, 2011.

This table is based upon information supplied by officers, directors, and principal shareholders. Unless indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the shareholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.

Name	Number of Shares Beneficially Owned		Percent of Outstanding Shares (1)

Certain Beneficial Owners:
Carlyle Financial Services Harbor, L.P. (2)	7,870,693	(3)	22.77
ACMO-HR, L.L.C. (4)	7,861,754	(5)	22.32
CapGen Capital Group VI LP (6)	6,375,585	(7)	18.27

Name	Number of Shares Beneficially Owned		Percent of Outstanding Shares (1)

Affiliates of Davidson Kempner Capital Management LLC	3,305,343	(8)	9.56
Fir Tree Value Master Fund, L.P. (9)	3,305,338		9.56
United States Department of the Treasury	2,142,057	(10)	6.19

Directors:
Patrick E. Corbin	27,908	(11)		*
Henry P. Custis	25,220	(12)		*
Douglas J. Glenn	5,487	(13)		*
William A. Paulette	16,694	(14)		*
Billy Roughton	51,078	(15)		*
Jordan E. Slone	14,845	(16)		*
W. Lewis Witt	40,792	(17)		*
Robert B. Goldstein (18)	6,375,585	(19)	18.27
Hal F. Goltz	—		—
Randal K. Quarles	—		—

Named Executive Officers (not included above):
John A. B. Davies, Jr.	4,794	(20)		*
Stephen P. Theobald	2,000			*
Lorelle K. Fritsch	858	(21)		*
Kevin Pack	7,202	(22)		*
Neal A. Petrovich	20	(23)		*
David Twiddy	5,217			*

All Directors and Executive Officers, as a group (14 persons)	6,560,467	(24)	18.80

*	Represents less than 1% of outstanding shares.
(1)	Applicable percentages are based on 34,561,146 shares outstanding on August 24, 2011. Shares of Common Stock subject to options and warrants exercisable within 60 days of August 24, 2011 are deemed outstanding (without regard for limitations on exercise) for computing the percentage of the person holding such options or warrants but are not deemed outstanding for computing the percentage held by any other person. The table includes shares owned by spouses, other immediate family members, in trust, shares held in retirement accounts or funds for the benefit of the named individuals, shares held as restricted stock and other forms of ownership, over which shares the persons named in the table may possess voting and/or investment power.
(2)	DBD Cayman Holdings, Ltd., is the sole shareholder of DBD Cayman, Ltd., which is the general partner of TCG Holdings Cayman II, L.P., which is the general partner of TC Group Cayman Investment Holdings, L.P., which is the sole shareholder of Carlyle Financial Services, Ltd., which is the general partner of TCG Financial Services, L.P., which is the general partner of Carlyle Financial Services Harbor, L.P. William E. Conway, Jr., Daniel A. D’Aniello and David M. Rubenstein are the ordinary members as well as the directors of DBD Cayman Holdings, Ltd. and, in such capacities, may be deemed to share beneficial ownership of the shares of Common Stock owned by DBD Cayman, Ltd. William E. Conway, Jr., Daniel A. D’Aniello, David M. Rubenstein and Glenn Youngkin are the directors of Carlyle Financial Services, Ltd. and, in such capacity, may be deemed to share beneficial ownership of the shares of Common Stock beneficially owned by Carlyle Financial Services, Ltd.
(3)	Does not include 333,873 shares of Common Stock underlying a warrant that becomes exercisable only upon the occurrence of a stay of the Written Agreement with the Federal Reserve Bank of Richmond and the Bureau of Financial Institutions of the Virginia State Corporation Commission (the “Written Agreement”) or the occurrence of a “Sale Event,” as defined in the applicable warrant agreement.
(4)

All investment and voting decisions with respect to the shares of Common Stock held by ACMO-HR, L.L.C. are made by Anchorage Capital Group, L.L.C. (formerly named Anchorage Advisors, L.L.C.). Because of their respective relationships with ACMO-HR, L.L.C. and each other, each of Anchorage Advisors Management, L.L.C., Anchorage

Capital Group, L.L.C., Anchorage Capital Master Offshore, Ltd., ACMO-HR, L.L.C and Messrs. Anthony L. Davis and Kevin M. Ulrich may be deemed to share voting and disposition power with respect to the shares of Common Stock beneficially owned by ACMO-HR, L.L.C. None of these persons or entities may be deemed to have sole voting and disposition power with respect to any shares of Common Stock beneficially owned by ACMO-HR, L.L.C.
(5)	Includes 667,745 shares of Common Stock issuable pursuant to a non-contingent warrant, but does not include 333,873 shares of Common Stock underlying a warrant that becomes exercisable only upon the occurrence of a stay of the Written Agreement or the occurrence of a “Sale Event,” as defined in the applicable warrant agreement.
(6)	Messrs. John Rose, Robert Goldstein, Eugene A. Ludwig, John Sullivan, Alfred Moses and Edward Mathias comprise the investment committee of CapGen Capital Group VI LLC, and the investment committee is responsible for making all decisions with respect to the voting or disposition of the shares of Common Stock held by CapGen Capital Group VI LLC. CapGen Capital Group VI LLC is the general partner of CapGen Capital Group VI LP.
(7)	Includes 333,873 shares of Common Stock issuable pursuant to a non-contingent warrant, but does not include 166,937 common shares underlying a warrant that becomes exercisable only upon the occurrence of a stay of the Written Agreement or the occurrence of a “Sale Event,.” As defined in the applicable warrant agreement.
(8)

Each of Messrs. Thomas L. Kempner, Jr., Stephen M. Dowicz, Scott E. Davidson, Timothy I. Levart, Robert J. Brivio, Jr., Anthony A. Yoseloff, Eric P. Epstein, Avram Z. Friedman and Conor Bastable may be deemed to share beneficial ownership over an aggregate of 3,305,343 shares of Common Stock. Each of these individuals disclaims all beneficial ownership as affiliates of a registered investment advisor, and each such individual disclaims all beneficial ownership except as to the extent of his pecuniary interest in the shares of Common Stock. The business address of each such individual is c/o Davidson Kempner Capital Management LLC, 65 East 55th Street, 19th Floor, New York, New York 10022.

(9)	Fir Tree, Inc. may be deemed to beneficially own the shares of Common Stock held by Fir Tree Value Master Fund, L.P. as a result of being the investment manager of Fir Tree Value Master Fund, L.P. Fir Tree Value Master Fund, L.P. may direct the vote and disposition of the shares of Common Stock beneficially held by it. Fir Tree, Inc. has been granted investment discretion over the Common Stock held by Fir Tree Value Master Fund, L.P., and thus, has the shared power to direct the vote and disposition of the shares of Common Stock beneficially held by Fir Tree Value Master Fund, L.P. Fir Tree, Inc. is also the investment manager of Fir Tree REOF II Master Fund, LLC, and has been granted investment discretion over the Common Stock held by Fir Tree REOF II Master Fund, LLC, and thus also has the shared power to direct the vote and disposition of such shares of Common Stock.
(10)	Includes 2,089,022 shares of Common Stock issued on September 30, 2010, and 53,035 shares of Common Stock underlying a warrant issued that is immediately exercisable.
(11)	Includes 9 shares owned jointly by Patrick E. Corbin and Brenda C. Corbin (wife), 8 shares owned by Brenda C. Corbin, 297 shares held in a deferred compensation plan for Patrick E. Corbin, and 1,794 shares held in a revocable trust for Patrick E. Corbin.
(12)	Includes 12,120 shares held in a revocable trust for Henry P. Custis, 2,000 shares held in a revocable trust jointly for Henry P. Custis and Linda Custis (wife), and 11,100 shares owned by Linda Custis.
(13)	Includes 1,280 options to purchase shares, 11 shares held in the Company’s 401(k) Profit Sharing Plan and Trust for Douglas J. Glenn, 186 shares held in the Company’s 401(k) Profit Sharing Plan and Trust for Tiffany K. Glenn, 429 shares of restricted stock held by the Company for Douglas J. Glenn, 71 shares held by Tiffany K. Glenn, 379 shares held in a Rabbi Trust for Douglas J. Glenn, 303 shares held in a Rabbi Trust for Tiffany K. Glenn, 1,489 shares owned jointly by Douglas J. Glenn and Tiffany K. Glenn, 713 shares held in the Company’s director compensation plans for Douglas J. Glenn, 18 shares held by Tiffany K. Glenn as custodian for Grayson Glenn (son), and 18 shares held by Tiffany K. Glenn as custodian for Bayler Glenn (daughter).
(14)	Includes 1,194 shares owned jointly by William A. Paulette and Carolyn E. Paulette (wife).
(15)	Includes 791 options to purchase shares, 11,972 shares owned jointly by Billy Roughton and Mildred H. Roughton (wife), 729 shares held in a SEP for Billy Roughton and 86 shares held in a SEP for Mildred H. Roughton.
(16)	Includes 480 options to purchase shares, 69 shares held by the 2003 Irrevocable Slone Children’s Trust, 1,380 shares held by Garden Capital Acquisitions, LLC, a company operated by Jordan E. Slone, and 6,611 shares held by Slone Investments.
(17)	Includes 585 options to purchase shares, 2,312 shares owned jointly by W. Lewis Witt and Judith W. Witt (wife), 253 shares held in an IRA for W. Lewis Witt, 970 shares held in an IRA for Judith W. Witt, 13,427 shares held in the Company’s director compensation plans for W. Lewis Witt, 808 shares owned by Inner-View, Ltd., a company owned by W. Lewis Witt, and 6,038 shares held in an IRA for W. Lewis Witt.
(18)	As a principal member and member of the investment committee of CapGen, LLC, the general partner of CapGen Capital Group VI LP, Mr. Goldstein may be deemed to be the indirect beneficial owner of such shares or shares underlying the warrants under Rule 16a-1(a)(2) promulgated under the Exchange Act. Pursuant to Rule 16a-1(a)(4) promulgated under the Exchange Act, Mr. Goldstein disclaims that he is the beneficial owner of such shares, to the extent of his pecuniary interest.

(19)	Includes 333,873 shares of Common Stock underlying a warrant issued to CapGen Capital Group VI LP that is immediately exercisable, but does not include 166,937 shares of Common Stock underlying a warrant issued to CapGen Capital Group VI LP that becomes exercisable only upon the occurrence of a stay of the Written Agreement or the occurrence of a “Sale Event,” as defined in the applicable warrant agreement.
(20)	Includes 1,000 shares of fully-vested restricted stock held by the Company for John A.B. Davies, Jr.
(21)	Includes 413 options to purchase shares, 68 shares owned jointly with David E. Fritsch (husband), 192 shares held in the Company’s 401(k) Profit Sharing Plan and Trust, and 79 shares held in a Rabbi Trust for Lorelle L. Fritsch.
(22)	Includes 268 options to purchase shares, 658 shares held in the Company’s 401(k) Profit Sharing Plan and Trust, and 1,371 shares held in an IRA for Kevin Pack.
(23)	Includes 20 shares held in an IRA for Neal Petrovich.
(24)	Includes options to purchase shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires directors, executive officers, and persons who beneficially own more than 10% of the Company’s Common Stock to file initial reports of ownership and reports of changes in beneficial ownership with the SEC. Such persons are also required to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on a review of the copies of such forms furnished to the Company, the Company believes that all Section 16(a) filing requirements applicable to its directors, executive officers, and greater than 10% beneficial owners were complied with in 2010, except for the following: a Form 3 was not timely filed by Kevin Pack and a Form 4 was amended by Mr. Pack to report three transactions that were not timely reported. William A. Paulette failed to timely file a Form 4 to report one transaction.

CORPORATE GOVERNANCE

Director Independence

The Board is comprised of a majority of independent directors as defined by the NASDAQ listing standards. The Board of Directors in its business judgment has determined that the following of its members are independent as defined under the NASDAQ Stock Market’s listing standards: Patrick E. Corbin, Henry P. Custis, William A. Paulette, W. Lewis Witt, Randy K. Quarles, Hal F. Goltz and Robert B. Goldstein. In reaching this conclusion, the Board of Directors considered that the Company and its subsidiaries provide services to, and otherwise conduct business with, certain members of the Board of Directors or members of their immediate families or companies with which members of the Board of Directors are affiliated. These transactions are discussed in greater detail in the “Certain Relationships and Related Transactions” section of this Proxy Statement.

Based on these standards, the Board of Directors determined that Jordon E. Slone was not independent because of his affiliation with entities that own the Dominion Tower. The Board of Directors determined that Billy Roughton was not independent because he owns two branches in North Carolina. These transactions are discussed in greater detail in the “Certain Relationships and Related Transactions” section of this Proxy Statement. Except for Jordan E. Slone and Billy Roughton, none of our non-employee directors, their immediate family members, or employees, are engaged in such relationships with us.

The Board of Directors considered the following transactions between us and certain of our directors or their affiliates and determined that such transactions did not impair the director’s independence under the above standard:

•	Loans made by us and our subsidiaries to certain directors and their associates in the ordinary course of business.

•	Payments, which were under $200,000 and 5% of such company’s consolidated gross revenues, for storage services made to Greenbrier Self Storage, a business affiliated with W. Lewis Witt.

•	Payments, which were under $200,000 and 5% of such company’s consolidated gross revenues, for the lease of property made to Accawmacke Associates, a business affiliated with Henry P. Custis, Jr.

•	Transaction-related fees paid to Carlyle Investment Management L.L.C. in connection with the Private Placement and the relationship that Randal K. Quarles has with this entity.

•	Transaction-related fees paid to ACMO-HR, L.L.C. in connection with the Private Placement and the relationship that Hal F. Goltz has with this entity.

•	Transaction-related fees paid to CapGen Capital Group VI LP in connection with the Private Placement and the relationship that Robert B. Goldstein has with this entity.

Committees

The Company currently has separate Audit, Compensation, and Nominating Committees which are composed of directors who are each an “independent director” as that term is defined under the NASDAQ Stock Market’s listing standards and the requirements of the SEC.

Audit Committee

Through the end of September 2010, the Audit Committee consisted of Patrick E. Corbin, Herman A. Hall III, Richard F. Hall III, Robert R. Kinser, Bobby L. Ralph, Ollin B. Sykes, Frank T.

Williams, W. Lewis Witt, and Jerry T. Womack. Beginning in October 2010, the Audit Committee consisted of Patrick E. Corbin, William A. Paulette and W. Lewis Witt. The Board of Directors determined that all of these directors were “independent directors” as that term is defined under the NASDAQ Stock Market’s listing standards and the requirements of the SEC.

The Audit Committee and the Board of Directors has determined that Herman A. Hall, III and Ollin B. Sykes met the qualifications of an “Audit Committee Financial Expert” as defined under final rules adopted by the SEC. Beginning in November 2010, Patrick E. Corbin was designated as the Audit Committee Financial Expert, as defined under the SEC’s rules. The Audit Committee’s charter appears on the Company’s website at http://www.snl.com/irweblinkx/corporateprofile.aspx?iid=4066242.

The Audit Committee is responsible for the appointment, compensation, and oversight of the work of the independent registered public accounting firm of the Company. It also must pre-approve all audit and non-audit services provided by the independent registered public accounting firm. The Audit Committee acts as the intermediary between the Company and the independent registered public accounting firm and reviews the reports of the independent registered public accounting firm. The Audit Committee held 16 meetings in 2010. See “Audit Committee Report” below.

Audit Committee Report

The Audit Committee reviews the Company’s financial reporting process, including internal control over financial reporting, on behalf of the Board of Directors. As required by the Audit Charter, each Audit Committee member satisfies the independence and financial literacy requirements for serving on the Audit Committee, and at least one member has accounting or related financial management expertise, all as stated in the NASDAQ rules.

Management has the primary responsibility for the consolidated financial statements and the reporting process, including internal control over financial reporting. In this context, the Audit Committee has met and held discussions with management and the independent registered public accounting firm. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared using U.S. generally accepted accounting principles (“GAAP”). The Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm.

The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, including their judgment about the quality, not just the acceptability, of the Company’s accounting principles and underlying estimates in the Company’s consolidated financial statements; all critical accounting policies and practices to be used; all alternative treatments within GAAP for policies and practices related to material items that have been discussed with management of the Company; and other material written communications between the independent registered public accounting firm and the management of the Company, such as any management letter or schedule of unadjusted differences. In addition, the Audit Committee has discussed with the independent registered public accounting firm its independence from the Company and its management, including the matters in the written disclosures required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence. The Audit Committee discussed with the Company’s internal and independent registered public accounting firm the overall scope and specific plans for their respective audits.

The Audit Committee meets with the internal and independent registered public accounting firm to discuss the results of their audits, the evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The meetings also are designed to facilitate any private communications with the Audit Committee desired by the internal auditors or independent registered public accounting firm. In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements of the Company be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, as amended, for filing with the SEC.

Patrick E. Corbin

William A. Paulette

W. Lewis Witt

Nominating, Compensation and Human Resources Committee

Through September 2010, the Company had a combined Nominating, Compensation and Human Resources Committee (“NCHRC”), and subsequently split them up into two committees in the fourth quarter of 2010. Prior to splitting up this committee, it met seven times in 2010. After separating in October 2010, the Corporate Governance and Nominating Committee and the Compensation Committee, each met zero and four times, respectively in 2010.

Prior to splitting up into separate committees, the NCHRC consisted of William Brumsey, III, Patrick E. Corbin, Henry P. Custis Jr., Herman A. Hall III, Richard F. Hall III, Robert R. Kinser, Bobby L. Ralph, Roland Carroll Smith Sr., Frank T. Williams, and W. Lewis Witt, all of whom the Board of Directors determined were independent in 2010 under standards set by the NASDAQ Stock Market.

Compensation Committee

Beginning in October, 2010, the Compensation Committee consisted of Patrick E. Corbin, Henry P. Custis, Jr., Robert B. Goldstein, Hal F. Goltz and W. Lewis Witt, all of whom the Board of Directors determined were independent in 2010 under standards set by the NASDAQ Stock Market. This newly formed committee met four times in 2010.

The Compensation Committee reviews the compensation of all executive officers, determines the compensation package for the Chief Executive Officer, and administers the Company’s compensation programs. Previously, the NCHRC had this responsibility. See “Compensation Discussion and Analysis” and “2010 Compensation Committee Report.”

The charter of the Compensation Committee appears on the Company’s website at http://www.snl.com/irweblinkx/corporateprofile.aspx?iid=4066242.

Corporate Governance and Nominating Committee

Beginning in October 2010, the Corporate Governance and Nominating Committee consisted of Henry P. Custis, Robert B. Goldstein, William A. Paulette and Randal K. Quarles, all of whom the Board of Directors determined were independent in 2010 under standards set by the NASDAQ Stock Market. This newly formed committee did not meet in 2010.

The Corporate Governance and Nominating Committee does not have a written diversity policy, however, it does give consideration to potential candidates who would promote diversity on the Board with respect to professional background, experience, and expertise.

Qualification of Directors. In evaluating candidates for election to the Board, the Corporate Governance and Nominating Committee shall take into account the qualifications of the individual candidate as well as the composition of the Board of Directors as a whole. Among other things, the Corporate Governance and Nominating Committee considers:

•	the candidate’s ability to help the Board of Directors create shareholder wealth;

•	the candidate’s ability to represent the interests of the shareholders;

•	the business judgment, experience that is relevant to the business and acumen of the candidate;

•	the need of the Board for Directors to have certain skills and experience relevant to the business;

•

the candidate’s ability to fully participate in Board of Directors activities and fulfill the responsibilities of a director, including attendance at and active participation in, meetings of the Board of Directors or its committees;

•	other business and professional commitments of the candidate, including the number of other boards (public, private and charitable) on which the candidate serves; and

•	the financial sophistication, including the ability to qualify as “financially literate” under NASDAQ listing standards.

Under our Bylaws, shareholders may submit nominees for director. However, there have been no material changes to the procedures by which shareholders may submit such nominees since they were last reported by the Company.

The charter of the Corporate Governance and Nominating Committee appears on the Company’s website at http://www.snl.com/irweblinkx/corporateprofile.aspx?iid=4066242.

Board’s Role in Risk Oversight

The Board of Directors in actively involved in overseeing enterprise risk, primarily under the purview of its Risk Oversight Committee. This committee was established for the purpose of assisting the board and the Chief Risk Officer in the governance of the Company’s enterprise risk management framework, including the approval of significant policies, procedures and practices employed to manage all risks in the Company and the ongoing review of Business Unit Risk Assessments conducted on a quarterly basis within each operational division of the Company. The Risk Oversight Committee serves as a forum for the discussion of strategic risk issues, the identification and mitigation of the top risks facing the Company and facilitates enhancements in the business processes and practices employed throughout operational areas.

In setting executive compensation, the Compensation Committee considers risks that may be implicated by our compensation programs and endeavors to set executive compensation that creates incentives to achieve long-term shareholder value without encouraging excessive risk taking to achieve short term results. The Compensation Committee reports its finding with explanations to the full board.

Leadership Structure

We have operated under a board leadership structure with separate roles for our Chairman of the Board and our Chief Executive Officer, although our governance documents do not require this. Historically, our Chairman of the Board is responsible for presiding over the meetings of the Board of Directors and the annual meetings of shareholders, and our Chief Executive Officer is responsible for the general management of the business, financial affairs and day-today operations of the Company. As our directors continue to have more oversight responsibility, we believe it is beneficial to have a Chairman whose focus is to lead the board and facilitate communication among directors and management. Accordingly, we believe this structure is the best governance model for the Company and our shareholders.

Information About Shareholders

The Board of Directors has not established a written policy regarding communications with shareholders. A formal policy has not been adopted because directors have periodic contact with shareholders through business, personal, and community-based activities. Although not prescribed in a policy, shareholders may communicate with the Board of Directors through written communications addressed to the Company’s executive office at Attn: Douglas J. Glenn, Interim President and Chief Executive Officer, at Hampton Roads Bankshares, Inc., 999 Waterside Dr., Suite 200, Norfolk, Virginia 23510.

Board and Committee Meetings

The business of the Company is managed under the direction of the Board of Directors. The Board of Directors generally meets once a month and held 22 meetings in 2010. During 2010 each director participated in at least 75% of all Board of Directors meetings and at least 75% of all meetings of committees on which he served, except for William Brumsey, III, Herman A. Hall, III, Robert R. Kinser, Bobby L. Ralph, Roland Carroll Smith, Sr., Ollin B. Sykes, Frank T. Williams, and Jerry T. Womack, each of whom resigned from the Company’s Board of Directors effective September 30, 2010 and Richard F. Hall, who resigned on October 4, 2010. Prior to their respective resignations, each participated in at least 75% of all Board of Directors meetings and at least 75% of all meetings of committees on which he served in 2010. Effective September 30, 2010, Randy K. Quarles and Hal F. Goltz joined the Board of Directors and Robert B. Goldstein joined the Board of Directors on October 4, 2010. Each attended at least 75% of all Board meetings during the portion of 2010 that they served as directors and at least 75% of all meetings of committees on which he served in 2010. The Board of Directors does not have a policy regarding attendance at annual shareholders’ meetings. However, directors are encouraged to attend such meetings, and at the 2010 annual meeting of shareholders, held on September 28, 2010, all then current directors were in attendance, with the exception of Mr. Slone. All Board committee meetings are scheduled by the committee chairpersons as deemed necessary.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During fiscal year 2010, some director-nominees, directors, and executive officers of the Company, their affiliates, and members of their immediate families were customers of and had loan transactions with the Company in the normal course of business and are expected to continue to have customer relationships with the Company in the future. All outstanding loans and commitments included in such transactions were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated persons, and did not involve more than a normal risk of collectability or present other unfavorable features.

At December 31, 2010, loans to executive officers, directors, and their associates amounted to $99.7 million. During 2010, additional loans and repayments of loans by executive officers, directors, and their associates netted $8.8 million.

A nominal payment of $363 was made to Vico Construction Corporation in 2010. This entity is affiliated with Emil A. Viola, a former director of the Company. In the opinion of management, the payment made to this entity was as favorable to the Company as could have been made with unaffiliated parties.

Jordan E. Slone, a director of the Company, is the managing member of two limited liability companies that serve as the managers for the legal entities which own and manage the Dominion Tower at 999 Waterside Drive, Norfolk, Virginia 23510. The Company currently leases the second floor and a portion of the nineteenth floor of the Dominion Tower for its executive offices and a portion of the first floor as a retail branch and financial center. Our lease, as amended, expires in September 2021. Rent payments made in 2010 totaled approximated $895,000 for the year. The payments under this lease in 2011 are expected to be approximately the same. It is also expected that the rent paid will exceed 5% of the gross revenues of the entities that own Dominion Tower. The terms of this lease are substantially similar to the terms of leases that are the result of “arms length” negotiations between unrelated parties, and the rent is comparable to current market rates. In the opinion of management, the payments under the Dominion Tower lease are as favorable to the Company as could have been made with unaffiliated parties.

Bank of Hampton Roads leases its Nags Head, North Carolina and one of its Kitty Hawk, North Carolina branches from Billy G. Roughton, a director of the Company, and his wife for monthly payments of $8,000 and $17,523 during 2010, respectively. Total payments under these leases in 2011 are expected to be approximately the same as in 2010. The interests of the Roughtons in these transactions are equal to the monthly lease payments. Kitty Hawk is a land lease that commenced in April 2006 for a term of twenty years, with three five-year renewals. In the opinion of management, the payments under these leases are as favorable to the Company as could have been made with unaffiliated parties.

Shore Bank has a ground lease with Richard . Hall, Jr., and Virginia B. Hall, the father and mother of Richard F. Hall, III, a former director of the Company and current director and officer of Shore Bank, for its Onley branch. Monthly payments during 2010 were $2,280 and the terms of the lease were extended for five years commencing June 2009 with one additional five-year renewal. The payments under this lease in 2011 are expected to be approximately the same as in 2010. In the opinion of management, the payments made under the Onley branch lease are as favorable to the Company as could have been made with unaffiliated parties.

On February 4, 2010, the Company entered into a consulting agreement with Tiffany Glenn, the wife of Doug Glenn. The consulting agreement requires a payment in the aggregate amount of $156,000. As part of her consulting duties, Ms. Glenn was required to assist with investor relations, public relations, Securities and Exchange Commission filings, and otherwise assist with the transition of her duties to the new corporate secretary.

On September 30, 2010, under the terms of a letter agreement with the Company, Carlyle Investment Management L.L.C. received a $3,000,000 cash fee as well as a warrant to purchase 313,875 shares of our Common Stock at $10.00 per share, as consideration for assistance provided in structuring the Company’s Private Placement. Randal K. Quarles is a managing director of this entity and a director of the Company. Carlyle Investment Management L.L.C. is also affiliated with Carlyle Financial Services Harbor, L.P., who is a participant in the Private Placement.

On September 30, 2010, ACMO-HR, L.L.C. received warrants to purchase 941,623 shares of our Common Stock at $10.00 per share. ACMO-HR, L.L.C. is also a participant in the Private Placement. Anchorage Advisors is affiliated with ACMO-HR, L.L.C. and Hal F. Goltz, a director of the Company, is a senior analyst of Anchorage Advisors.

On September 30, 2010, CapGen Capital Group VI LP received warrants for the purchase of 470,812 shares of our Common Stock at $10.00 per share. CapGen Capital Group VI is also a participant in the Private Placement and Robert B. Goldstein, a director of the Company, is affiliated with this entity.

In addition, as a result of the Common Stock issuances in the second closing of the Private Placement and related transactions, on December 28, 2010, the amount of shares of our Common Stock for which the warrants (discussed immediately above) are exercisable automatically increased pursuant the terms of such warrants. The underlying share amounts increased by the following amounts: by 19,998 shares, under a warrant issued to Carlyle Financial Services Harbor, L.P.; by 59,995 shares, under warrants issued to ACMO-HR, L.L.C.; and by 29,997 shares under warrants issued to CapGen Capital Group VI LP.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Particularly during this challenging environment for banking services and the depressed market for bank stocks, our Compensation Committee and management believe that shareholder value must drive executive compensation decisions. While our compensation philosophy has been to maintain a competitive compensation package to attract qualified executive officers, we have historically had a pay-for-performance program that bases compensation decisions on the financial performance of the Company. Due primarily to economic conditions, the Company was unable to provide in fiscal 2010 the return to shareholders that management and the Board of Directors desired. As a result of continued worsening economic conditions, compensation to our executive officers continued to be frozen in 2010, with bonus and stock compensation all but eliminated.

Our recent mergers have also factored into our executive compensation program. The June 1, 2008 merger combined the Company’s and Shore’s executive management teams and the December 31, 2008 merger combined the Company’s and Gateway’s management teams. Both mergers brought together different executive compensation programs.

The following plans of Shore were assumed by the Company in connection with its acquisition: the Shore Financial Corp. 2001 Stock Incentive Plan and the Shore Financial Corp. 401(k) Plan (the “Shore 401(k) Plan”). The following plans of Gateway were assumed by the Company in connection with its acquisition of Gateway: the Gateway Bank and Trust Company Employee’s Savings & Profit Sharing Plan and Trust (the “Gateway 401(k) Plan”); the 1999 Incentive Stock Option Plan of Gateway Financial Holdings, Inc.; the 1999 Non-Statutory Stock Option Plan of Gateway Financial Holdings, Inc.; the 2001 Non-Statutory Stock Option Plan of Gateway Financial Holdings, Inc.; the 2005 Omnibus Stock Ownership and Long-Term Incentive Plan of Gateway Financial Holdings, Inc.; and the 1999 Bank of Richmond Stock Option Plan of Gateway Financial Holdings, Inc.

During 2010, our Compensation Committee focused on retaining and attracting key executives to assist in managing though the financial challenges facing the Company. The Compensation Committee reviews the compensation, including salaries, bonuses, employee benefits, executive incentive plans, policies, practices and programs, for the Company’s executive officers. We evaluate the performance of the Company’s Chief Executive Officer and, with the assistance of the Chief Executive Officer, the performance of the other executive officers.

Our intent is to offer compensation packages that will attract and retain high quality personnel for our organization. We want to provide our employees with incentives that will align their interests with the long-term and short-term goals of the organization as a whole. Several components of our compensation packages include vesting periods and stock ownership which are designed to promote loyalty and longevity among employees. We wish to reward those employees who are excelling in their respective positions and, by so doing, enhance the future profitability of our Company.

Changing Regulatory Environment

Our compensation programs during 2010 were also impacted by our participation in the Capital Purchase Program (“CPP”) of the United States Department of the Treasury’s Troubled Asset Relief Program (“TARP”). As a result of participation in TARP, our executives and certain of our employees were subject to compensation related limitations and restrictions, which applies during the period which any obligation to the Treasury from financial assistance remains outstanding (disregarding any warrants to purchase our Common Stock that the Treasury may hold). The TARP compensation limitations and restrictions include:

•	a prohibition on payment to any of our five most highly compensated employees of any cash bonuses;

•

a prohibition on our Named Executive Officers and the next five most highly compensated employees from receiving any severance payments upon a termination of employment or any payments triggered by a change-in-control;

•

a requirement that we “claw back” incentive compensation to our Named Executive Officers and the next 20 most highly compensated employees if it is based on materially inaccurate financial statements or performance metrics, and a prohibition on payment of any tax gross-up payment to this group; and

•	a limitation on tax deductions for compensation paid to each of our Named Executive Officers that exceeds $500,000 in any year.

On June 21, 2010, the Federal Reserve, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation and the Office of Thrift Supervision issued guidance on sound incentive compensation policies. The guidance includes three broad principles:

•	Incentive compensation arrangements should balance risk and financial results in a manner that does not encourage employees to expose their organizations to imprudent risks.

•	A banking organization’s risk-management processes and internal controls should reinforce and support the development and maintenance of balanced incentive compensation arrangements.

•	Banking organizations should have strong and effective corporate governance to help ensure sound compensation practices, including active and effective oversight by the board of directors.

The guidance was immediately effective under the agencies’ power to regulate the safety and soundness of financial institutions. The guidance applies to all U.S. financial institutions.

As required by TARP, and consistent with the other regulatory guidance mentioned above:

•	Performance-based bonuses and other incentive payments to the five most highly compensated employees, and all other employees were not made during fiscal 2010.

•	The change of control agreements previously applicable to senior executive officers, the next five most highly compensated employees, and all other employees continued to be suspended in fiscal 2010.

The Company has agreements with Andy Davies (who resigned as President and Chief Executive Officer in August 2011), Lorelle Fritsch, David Twiddy (who resigned as Executive Vice President in February 2011), and Doug Glenn, which authorize the Company or the applicable subsidiary of the Company to amend his or her compensation, bonus, incentive, and other benefit plans and arrangements and agreements as necessary to comply with the requirements of Section 111(b) of the EESA and the Treasury’s CPP and waives any and all claims against the Treasury and against the Company for those changes that the Company shall make to its compensation and benefit programs to allow the Company to comply with Section 111(b) of EESA in conjunction with its participation in the Treasury’s CPP.

Our Board also adopted an “Excessive or Luxury Expenditure Policy” that is consistent with the TARP requirements and that can be found on the Company’s website. This policy, which applies to all our employees, covers expenditures for entertainment or events, office and facility renovations, aviation or other transportation services, and other activities or events. These expenditures are prohibited excessive or luxury expenditures to the extent they are not reasonable expenditures for staff development, reasonable performance incentives, or other similar reasonable measures conducted in the normal course of the Company’s business operations.

In addition to the TARP executive compensation restrictions described above, the Company is prohibited, under section 18(k) of the Federal Deposit Insurance Act and 12 C.F.R. Part 359, from making any severance or indemnification payments to its employees for so long as Bank of Hampton Roads or the Company remain in troubled condition under applicable federal regulations. To the extent that our arrangements, plans or other arrangements described herein provide for severance or indemnification payments, we may be prohibited from making such payments by 12 C.F.R. Part 359.

Elements of Compensation

The challenge for management and the Compensation Committee is to motivate, retain and reward key performers for working harder and smarter than ever in a very difficult banking environment. At the same time, we recognize that some of the tools we would use to accomplish these objectives were unavailable due to the TARP compensation restrictions. In 2010, management and the Compensation Committee, believing in the long term validity of our compensation program, attempted to preserve the integrity of that program to the extent possible, while respecting the requirements and restrictions of TARP.

Our compensation packages currently consist of the following elements:

Salary: We consider many factors in determining the salary component for each of the executive officers. Because one of our objectives is to attract and retain high quality personnel, historically, we have conducted surveys of other financial institutions and reviewed data from a peer group within our region taking into account asset size and revenue base to ensure that we are comparing ourselves to similar organizations. In fiscal 2010, however, no such survey or peer review was conducted and no benchmarking was used in setting annual compensation.

Salary for each executive officer is determined based on his or her individual and group responsibilities and achievements during the preceding year and such determination includes judgments based on performance evaluations, regulatory examination results, efficiency in performance of duties, and demonstrated leadership skills. Normally, decisions to increase or decrease compensation materially from the prior period are influenced by the amount of new responsibilities taken on by the executive officers and their contributions to the profitability of the Company.

Consistent with 2009 compensation, economic conditions and Company performance, however, in 2010 it was apparent that making most incentive payments to executive officers might not be appropriate. As a result, the compensation to our executive officers, including our Named Executive Officers, continued to be frozen, with bonus and stock compensation all but eliminated. In freezing our compensation, the Company specifically considered worsening economic conditions in the markets in which our borrowers operate and that the levels of loan delinquencies and defaults that we were experiencing were substantially higher than historical levels.

The salary of Mr. Theobald, who joined the Company in 2010, was based on negotiated amounts between Mr. Theobald and the Company, taking into account his respective experience level, the financial condition of the Company and restrictions imposed on the Company due to its participation in the TARP CPP and troubled financial institution status. Prior to being appointed as Chief Financial Officer, Mr. Theobald acted as a financial consultant to the Company. See “Summary Compensation Table — All Other Compensation” for the fees he received while acting as a consultant in 2010.

Otherwise, the executive officers did not play a role in the compensation process during 2010, except for the former Chief Executive Officer, John A. B. Davies, Jr., who would present information regarding the other executive officers to the Compensation Committee for their consideration. Mr. Davies was never present while the Compensation Committee deliberated on his compensation package.

Several of our Named Executive Officers also had access to Company automobiles for personal use through September 30, 2010, after which only Mr. Davies retained personal use of a Company automobile.

Employment Agreements:

John A. B. Davies, Jr. Mr. Davies resigned as President and Chief Executive Officer of the Company on August 12, 2011. Mr. Davies joined the Company as President and Chief Executive Officer effective July 14, 2009, at which time the Company and Mr. Davies entered into a three-year employment contract, which provided for an initial annual salary of $500,000. He was eligible to participate in all cash and non-cash employee benefit plans maintained by the Company for its senior executive officers, as determined by the Board of Directors. All of the plans are more fully discussed herein. Other benefits extended to Mr. Davies included the personal use of a Company automobile.

Subject to certain limitations, Mr. Davies’ employment agreement provided that he was to receive annual restricted stock grants equal to the lesser of 25% of his annual base salary on the date of grant or the maximum the Company was able to provide under the applicable restricted stock plan, with each such annual award of restricted shares subject to vesting as follows: one-third of such shares as of the second anniversary of the date of grant; one-third of such shares on the second anniversary of the date of grant to the extent the Company attains reasonable performance standards for the year in which the grant occurred; and (iii) one-third of such shares upon the Company’s attainment of reasonable performance standards for the three-year period, beginning with the year in which the grant occurred. Mr. Davies received no such restricted stock grants in 2010.

Mr. Davies’ employment agreement also called for certain payments to be made if he was terminated other than for “cause” or resigned for “good reason” (as those terms are defined in his employment agreement), or if he was terminated other than for cause or resigned for good reason within one year after a “change of control” (as that term is defined in his employment agreement). Mr. Davies is not entitled to any payment, acceleration or other benefit pursuant to his employment agreement as a result of the completion of the Company’s $255 million private placement with institutional investors (the “Private Placement”) and the transactions related thereto. The Company’s obligation to make these payments is qualified in its entirety by the Company’s ability to make such payments under applicable law. To the extent any payment is prohibited by 12 C.F.R. Part 359 or to the extent that any governmental approval of any payment is not received or such payment would be prohibited by any state or federal statutes or regulations, the Company would not be required to make such payment to Mr. Davies.

In connection with Mr. Davies’ resignation from the Company, he entered into a Consulting Agreement and a Transition Agreement, both dated August 17, 2011. The Consulting Agreement provides that, effective September 12, 2011, Mr. Davies will be retained as a consultant for one year in order to facilitate a smooth and orderly transition within the Company and the Bank and to assure access to Mr. Davies’ unique and valuable services. Under the Consulting Agreement, Mr. Davies will perform 1,000 hours of service, as specified in the Consulting Agreement, in exchange for monthly consulting payments of $41,667, subject to adjustment based on the number of hours of service performed in a particular month. In addition, the Company will reimburse Mr. Davies for out-of-pocket expenses he reasonably incurs to perform his consulting services, subject to the prior approval of the Company. Under the Transition Agreement, Mr. Davies will continue to serve as a full-time employee until September 11, 2011, at which point his employment will terminate. Also under the Transition Agreement, Mr. Davies has agreed not to compete with the Company or the Bank or solicit any employee of the Company or the Bank until September 11, 2013 in exchange for $110,000 in cash consideration. The Transition Agreement also contains a mutual release of claims.

Stephen P. Theobald. Mr. Theobald has no written employment contract with the Company. His annual base salary is $425,000. In addition, Mr. Theobald is eligible to participate in all of the plans and arrangements that are generally available to all of the Company’s salaried employees.

Lorelle Fritsch. Mrs. Fritsch previously entered into a five-year employment contract with Bank of Hampton Roads, which includes payment of a severance amount in the event of a change-in-control of the Company, which may be paid unless the Treasury Department or other government agency issues guidance that would prohibit such payments, such as EESA and ARRA. Mrs. Fritsch is not entitled to any payment, acceleration or other benefit pursuant to his employment agreement as a result of the completion of the Private Placement and the transactions related thereto. Her annual salary in 2010 was $175,000 through May 20, 2010, at which time it was adjusted to $250,000 due to serving in the role of Interim Chief Financial Officer. Her contract was amended as of July 23, 2008 to make the Company a party in addition to Bank of Hampton Roads. If permitted by law, the severance amount will be equivalent to three times the average of her previous three year’s salary minus one dollar payable over a sixty-month period. Mrs. Fritsch’s employment contract will renew in five-year increments.

Douglas J. Glenn. Mr. Glenn entered into a six year employment contract in 2007. His annual salary in 2010 was $400,000 through November 1, 2010, on which date it was adjusted to $425,000. Mr. Glenn is eligible to participate in the following compensation programs offered by the Company: Supplemental Retirement Agreement, Stock Incentive Plan, and the Executive Savings Plan, which was terminated effective September 30, 2010. In addition, Mr. Glenn is eligible to participate in all of the plans and arrangements that are generally available to all of the Company’s salaried employees, including the Company’s 401(k) plan. Other benefits extended to Mr. Glenn in 2010 included the personal use of a Company automobile (through September 30, 2010) and club dues. In the event of a change-in-control of the Company, Mr. Glenn will be eligible to receive a payment consistent with change-in-control payments for other Named Executive Officers. Mr. Glenn is not entitled to any payment, acceleration or other benefit pursuant to his employment agreement as a result of the completion of the Private Placement and the transactions related thereto. Mr. Glenn’s employment contract will renew in five year increments after the initial term upon similar terms as other executive officers of the Company.

Mr. Glenn also has a supplemental employment retirement agreement. The plan provides benefits to Mr. Glenn at age 65 in the amount of one half of his final three years of service for a period of 15 years following retirement. The plan vests ratably over fifteen years beginning after the fifth anniversary of service. This plan contains change-in-control provisions consistent with those of other executive officers. For purposes of this supplemental employment retirement plan, the Private Placement and the transactions related thereto do not constitute a change-in-control.

Upon his hiring, Mr. Glenn was granted incentive stock options for 800 shares of Company Common Stock that vests in years five through ten of Mr. Glenn’s employment, or immediately upon a change-of-control event and other customary circumstances.

David Twiddy. Effective February 24, 2011, David Twiddy resigned as Executive Vice President of the Company. Previously, on December 31, 2008, Gateway Bank (now Bank of Hampton Roads) entered into an employment agreement with David R. Twiddy. The agreement had a term of thirty-six months with an initial base salary of $425,000. The agreement provided for certain payments under specified circumstances including a change-in-control of the Company. Mr. Twiddy is not entitled to any payment, acceleration or other benefit pursuant to his employment agreement as a result of the completion of the Private Placement and the transactions related thereto. The agreement restricts Mr. Twiddy from employment that competes with the Company or any of its subsidiaries for one year following termination of employment. In addition, Mr. Twiddy is restricted from the solicitation of business of the Company’s or any of its affiliates’ customers and solicitation of employment of the Company’s or any of its affiliates’ employees for a period of one year following termination of employment. The agreement further prohibits the disclosure of proprietary information. In addition, the Company entered into a restrictive covenant agreement with Mr. Twiddy that restricts Mr. Twiddy from employment that competes with the Company and any of its affiliates for a period of time specified in the covenant. Mr. Twiddy received $425,000 in net compensation for entering into the covenant and to which the Company paid the taxes on.

Kevin Pack. Mr. Pack resigned as President and CEO of Gateway Bank Mortgage on July 27, 2011, effective September 1, 2011. We did not have a written employment agreement with Mr. Pack. Mr. Pack received an annual salary of $325,000.

On November 12, 2010, Bank of Hampton Roads and Gateway Bank Mortgage, Inc. entered into a non-solicitation and non-competition agreement with Kevin Pack, effective on that date. Under that agreement, Mr. Pack must refrain from soliciting mortgage services from bank clients for so long as he is employed and for 6 months thereafter and from providing competitive services within 25 miles of Bank of Hampton Roads’ corporate headquarters and any bank office or bank branch operated by Bank of Hampton Roads or its affiliates. During the same time period, Mr. Pack also agreed not to solicit for employment bank employees (or former bank employees within the last 12 months). In return for entering into the Agreement, Mr. Pack received $150,000.

He was eligible to participate in all employee benefit plans maintained by the Company. Other benefits extended to Mr. Pack in 2010 include the personal use of a Company vehicle through September 30, 2010.

Neal Petrovich. Mr. Petrovich had no written employment contract with the Company. His annual salary in 2010 was $325,000. Mr. Petrovich was eligible to participate in the following compensation programs offered by the Company: Supplemental Executive Retirement Plan, Stock Incentive Plan and the Executive Savings Plan. In addition, Mr. Petrovich was eligible to participate in all of the plans and arrangements that are generally available to all of the Company’s salaried employees. Other benefits extended to Mr. Petrovich in 2010 included the personal use of a Company automobile. He also received a moving allowance to assist with his relocation expenses. As an incentive to join the company, Mr. Petrovich was initially issued 200 shares of restricted stock, 160 of which he forfeited to the Company upon his resignation, effective June 4, 2010.

Incentive Arrangement: In order to focus our executive officers’ attention on the profitability of the organization as a whole, we have historically paid cash incentives based upon our annual financial performance as measured by return on average assets. Given the operating losses experienced in the first half of 2009, a decision was reached that the Company would not pay bonuses to executive officers under this plan during 2010.

2006 Stock Incentive Plan: We strongly encourage all directors and employees to own stock in the Company. We feel that stock ownership among employees fosters loyalty and longevity and is an excellent method for aligning employee interests with the long-term goals of the organization and our shareholders. To facilitate stock ownership, the compensation committee of the Board of Directors adopted the 2006 Stock Incentive Plan on March 14, 2006. This plan was approved by the shareholders of the Company at the April 25, 2006 Annual Meeting of Shareholders. Under the plan, shares of our Common Stock may be issued to our directors, officers, key employees, consultants, and advisors in the form of restricted stock awards, incentive stock awards, incentive stock options, and non-statutory stock options. Each type of award under the plan is subject to different requirements and the awards may be conditioned by the performance of the officers and their contribution to the performance of the Company. The plan provides that no person shall be granted incentive stock options worth more than $100,000 based on their exercise price or 50,000 shares of restricted stock or stock options during any calendar year. During 2010, the Company granted no stock options or stock awards under this plan.

Executive Savings Plan: We implemented an Executive Savings Plan with executive officers and certain other officers whereby an initial contribution of the officer’s salary made by the officer will be matched 100% each year by the Company as long as the officer’s employment with the Company continues and the officer is in good standing. There were no contributions made to the Executive Savings Plan during 2010 and this plan was terminated, effective September 30, 2010. Amounts may only be withdrawn from the plan upon termination of employment at which time the participant may elect to take the distribution as a lump sum payment or in annual installments. All remaining account balances will be distributed on October 1, 2011. Additional information regarding these payments can be found further in this document.

Defined Contribution Plan: We provide defined contribution 401(k) plans at each of our subsidiary banks. The Company may also make an additional discretionary contribution to the plans. Participants are fully vested in their contributions and the Company’s match immediately and become fully vested in the Company’s discretionary contributions after three years of service.

Under the Bank of Hampton Roads’ 401(k) plan, all employees who are 21 years of age and have completed one year of service are eligible to participate. Participants may contribute up to 20% of their compensation, subject to statutory limitations and the Company matches 100% of the employees’ contributions up to 4% of salary.

Under the Shore Bank 401(k) plan, all employees who are 18 years of age and have completed 3 months of service are eligible to participate. Participants may contribute up to 15% of their compensation and the Company matches 100% up to 3% of the employees’ contributions and 50% of the next 3%.

Under the Gateway 401(k) plan, all employees over the age of 18 that have completed three months of service are eligible to participate. The Company matches 100% of the employees’ contributions up to 6% of the employee’s salary.

Supplemental Retirement Agreement: The Company has entered into Supplemental Retirement Agreements with several key officers. The following gives a description of the plan.

Gateway Bank entered into a Supplemental Retirement Agreement with David R. Twiddy on December 24, 2008. The purpose of the agreement was to provide a retirement vehicle for Mr. Twiddy. Under this agreement, Mr. Twiddy is eligible to receive an annual benefit payable in 15 installments equal to 70% of his benefit computation base following the attainment of his plan retirement date, September 24, 2022. The benefit computation base is calculated as his average compensation including bonuses from us over the three highest compensation completed calendar years prior to the year during which the plan retirement date occurs. If Mr. Twiddy’s employment is terminated prior to his plan retirement date, other than by his death or for “cause” (as that term is defined in the agreement), he may be eligible under this agreement to receive the present value of the amount of his accrued benefit as of the date of such termination of employment. However, the Company is prohibited from making any such payment without prior regulatory approval as a result of the Company’s troubled condition under section 18(k) of the Federal Deposit Insurance Act and 12 C.F.R. Part 359.

We entered into a Supplemental Retirement Agreement with Douglas J. Glenn on November 1, 2007. The purpose of the agreement is to provide a retirement vehicle for Mr. Glenn that will reward his years of service to the Company. Under this agreement, Mr. Glenn is eligible to receive an annual benefit payable in 15 installments equal to 50% of his benefit computation base following the attainment of his plan retirement date in 2031. The benefit computation base is calculated as his average compensation including bonuses from us over the three highest compensation completed calendar years prior to the year during which the plan retirement date occurs. The estimated annual benefits payable upon retirement at the plan retirement date are $488,668. Mr. Glenn will become fully vested in the plan in November 2022.

Supplemental Executive Retirement Plan (“SERP”). Bank of Hampton Roads adopted a SERP in 2005. The only Named Executive Officer currently participating in the SERP is Lorelle Fritsch. The purpose of the agreement is to provide a retirement vehicle for Mrs. Fritsch that will reward her years of service to the Company. Under this agreement, Mrs. Fritsch is eligible to receive an annual benefit payable in 15 installments of $50,000 for a total of $750,000 commencing upon the first month after such executive attains age 65. The benefits shall, to the extent in compliance with applicable law, vest ratably from the date of the sixtieth month of participation in the SERP through the executive attaining age 65.

Perquisites and other benefits. In addition to the benefits described above, we provide our executive officers with certain other perquisites that the Compensation Committee considers to be usual and customary within our peer group to remain competitive in the market for experienced management. For instance, Named Executive Officers receive partial reimbursement from the Company of their country club expenses and the use of an automobile. Gateway paid premiums for dependent health insurance coverage for its executive officers and reimburses executive officers for the payment of federal and state income taxes imposed as a result of the grant of restricted stock.

Split Dollar Arrangements. Gateway Bank (now Bank of Hampton Roads) was a party to a Split Dollar Agreement with Mr. Twiddy, which provides for the division of the death proceeds on the life insurance policy on his life, which was owned by Bank of Hampton Roads, with his designated beneficiary. Under the Split Dollar Agreement, if Mr. Twiddy dies, his beneficiary shall be entitled to a fixed cash benefit from Bank of Hampton Roads. As of December 31, 2010, the amount was approximately $2,535,500 for Mr. Twiddy. Bank of Hampton Roads is not permitted to sell, surrender, or transfer ownership of any life insurance policy without replacing the policy with a comparable policy to cover the benefit provided by the Split Dollar Agreement. Bank of Hampton Roads may not terminate or amend the Split Dollar Agreements without the officer’s consent. All life insurance policies are subject to the claims of creditors.

Risk Assessment

We reviewed our compensation programs and policies for all employees and determined that they are not reasonably likely to have a material adverse effect on the Company. We believe our compensation programs are designed with the appropriate balance of risk and reward in relation to our Company’s overall business strategy. In addition, our executive compensation programs did not provide for the payment of performance based-bonuses in 2010, which significantly reduces the amount of excessive risk-taking that our compensation programs might impose.

2010 Compensation Committee Report

The Compensation Committee has reviewed the Compensation Discussion and Analysis included in this Annual Report on Form 10-K and to be included in the Company’s proxy statement related to its 2011 Annual Meeting of Shareholders and discussed it with the Company’s management. Based on this review and discussion, the Compensation Committee recommended that the Compensation Discussion and Analysis be included in the Company’s annual report on Form 10-K for the year ended December 31, 2010, as amended, and the Company’s Proxy Statement.

During fiscal 2010, the Company participated in the Troubled Asset Relief Program (“TARP”) established by the U.S. Department of the Treasury (the “Treasury”) under the Emergency Economic Stabilization Act of 2008 (“EESA”) as a result of its prior sale of preferred stock to the Treasury and subsequent exchange and conversion of preferred stock into Common Stock of the Company.

As required by the TARP and by the American Recovery and Reinvestment Act of 2009 (“ARRA”), the Compensation Committee reviewed the terms of each senior executive officer and employee compensation plan with the Company’s senior risk officer. This process included the review of all applicable senior executive officer and employee contracts, including salary, annual incentives, and long-term incentives and performance measurements.

Changes to Executive Compensation Program: As required by ARRA, a number of changes were made to our executive compensation program. The changes include:

•	Performance-based bonuses and other incentive payments to the five most highly compensated employees, as well as all other employees were not made during fiscal 2010.

•	The change of control agreements previously applicable to senior executive officers, the next five most highly compensated employees, and all other employees were suspended during fiscal 2010.

In addition, the Company has required that bonus payments to senior executive officers or any of the next twenty most highly compensated employees, as defined in the regulations and guidance established under section 111 of EESA (bonus payments), be subject to a recovery or “clawback” provision during any part of the most recently completed fiscal year that was a TARP period if the bonus payments were based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria. However, there were no such bonus payments to any such officers or employees during fiscal 2010.

The purpose of the review was to identify any features of the compensation plans that could encourage the Company’s executive officers to take unnecessary and excessive risks or encourage the Company’s employees to manipulate reported earnings to enhance compensation. The Committee believes that the compensation plans do not encourage the senior executive officers to take unnecessary or excessive risks that threaten the value of the Company or encourage the manipulation of reported earnings because such plans currently do not contain performance-based compensation elements. In addition, to ensure compliance with relevant laws associated with the receipt of TARP and to limit potential risks posed by its compensation plans, the Company suspended all incentives, with the exclusion of base salaries.

The Compensation Committee certifies that it has reviewed with the senior risk officer the senior executive officer compensation plans and has made all reasonable efforts to ensure that these plans do not encourage senior executive officers to take unnecessary and excessive risks that threaten the value of the Company. The Compensation Committee further certifies that it has reviewed with the senior risk officer the employee compensation plans and has made all reasonable efforts to limit any unnecessary risks these plans pose to the Company; and the Company has reviewed the employee compensation plans to eliminate any features of these plans that would encourage the manipulation of reported earnings of the Company to enhance the compensation of any employee.

Patrick E. Corbin

Henry P. Custis, Jr.

Robert B. Goldstein

Hal F. Goltz

W. Lewis Witt

Summary Compensation Table

The following table shows the compensation of our principal executive officers and principal financial officers during fiscal 2010, as well as our three most highly compensated executive officers (other than our principal executive officer and principal financial officers) during the year. References throughout this Annual Report on Form 10-K to our “Named Executive Officers” or “named executives” refer to each of the individuals named in the table below.

Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards (h)($)	Option Awards (i)($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (j)($)	All Other Compensation ($)		Total ($)
John A. B. Davies, Jr.(o)	2010	$500,000		—	—	—	—	—	$78,197	(a)	578,197
	2009	242,628		57,895	123,750	—	—	—	11,913		436,186

Stephen P. Theobald	2010	35,417	(b)	—	—	—	—	—	269,785	(m)	305,202

Neal A. Petrovich	2010	135,417	(k)	—	—	—	—	—	4,944	(c)	135,466
	2009	234,006		—	41,500	—	—	—	33,976		309,482

Lorelle L. Fritsch (l)	2010	205,817		—	—	—	—	17,226	10,451	(d)	233,494
	2009	181,166		—	—	—	—	16,099	11,405		208,670
	2008	131,907		—	22,500	—	—	15,046	44,022		213,475

David Twiddy(n)	2010	425,000		—	—	—	—	244,463	25,439	(e)	694,902
	2009	425,000		—	—	—	—	205,945	109,605		740,550
	2008	425,000		130,000	80,000	—	—	—	855,307		1,490,307

Douglas J. Glenn	2010	404,167		—	—	—	—	55,976	59,942	(f)	527,393
	2009	400,000		—	—	—	—	55,193	75,302		530,495

Kevin Pack(p)	2010	325,000		—	—	—	—		169,299	(g)	494,299
	2009	353,718		—	—	—	—	—	19,344		373,062

(a)	This column includes $40,150 in fees for acting as a director of the Company, $3,874 for personal use of a Company automobile, and a $34,173 payment to correct an underpayment due to payment error in 2009.

(b)	This amount represents part-year compensation due to Mr. Theobald having joined the Company as Chief Financial Officer on December 1, 2010.

(c)	This column includes Greenbrier Country Club dues of $1,801, $1,073 for personal use of a Company automobile and a $2,070 payment related to the vesting of restricted stock.

(d)	This column includes $8,233 in 401(k) match, $1,168 for personal use of a Company automobile, and $1,050 earnings related to an executive savings plan.
(e)	This column includes $14,700 in 401(k) match, $900 for personal use of a Company automobile, the Pines Lake Country Club dues of $1,725, and BOLI imputed income of $8,114.
(f)	This column includes $9,800 in 401(k) match, $3,830 for personal use of a Company automobile, a $1,760 payment related to the vesting of restricted stock, ($7,308) earnings for an executive savings plan, and Cavalier Golf & Yacht Club dues of $11,960. This total also includes $39,900 in fees for acting as a director of the Company.
(g)	This column includes $14,700 in 401(k) match, $700 for personal use of an automobile, Capital City Club dues of $1,914, State Club dues of $1,030, BOLI imputed income of $955 and $150,000 in regards to a non-solicitation and non-competition agreement.
(h)	This column represents stock awards granted by the Company. The expense was calculated according to ASC Topic 718 (formerly known as FASB Statement 123R). Stock awards are expensed over the vesting periods established at the time the grants are made by the Company.
(i)	This column represents the expense to the Company related to stock options granted. The expense was calculated according to ASC Topic 718 (formerly known as FASB Statement 123R). Stock options granted to employees and Directors have exercise prices equal to the market value of our Common Stock on the grant date.
(j)	This column represents the change in the benefit obligation for the Supplemental Retirement Agreements from the previous year to the current year. These amounts were expensed during the year and a liability was recorded on the Company’s balance sheet which represents the present value of payments that will be made to employees under the Supplemental Retirement Agreements upon their retirement. We have funded the Supplemental Retirement Agreements within this column with life insurance policies which name the company as beneficiary. These life insurance policies will reimburse the Company for all expenses related to the Supplemental Retirement Agreements including the policy premiums and the payments made to employees upon their retirement.
(k)	This amount represents part-year compensation due to Mr. Petrovich having resigned from the Company, effective June 4, 2010.
(l)	Ms. Fritsch acted as the Chief Financial Officer of the Company from August 2008 to February 2009 and May 2010 to December 1, 2010.
(m)	Represents consulting fees earned prior to becoming Chief Financial Officer.
(n)	Mr. Twiddy resigned as Executive Vice President of the Company effective February 24, 2011.
(o)	Mr. Davies resigned as President and Chief Executive Officer of the Company effective August 12, 2011.
(p)	Mr. Pack resigned as President and Chief Executive Officer of Gateway Bank Mortgage effective September 1, 2011.

Grants of Plan-Based Awards Table

The following table presents all plan-based awards granted to the Named Executive Officers during 2010.

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
John A. B. Davies, Jr.	—	—	—	—	—

Stephen P. Theobald	—	—	—	—	—

Neal A. Petrovich	—	—	—	—	—

Lorelle L. Fritsch	—	—	—	—	—

David Twiddy	—	—	—	—	—

Douglas J. Glenn	—	—	—	—	—

Kevin Pack	—	—	—	—	—

Outstanding Equity Awards at Fiscal Year-End Table

The following table presents outstanding stock option and non-vested stock awards as of December 31, 2010.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
John A. B. Davies, Jr.	0	0	$0.00	n/a	0	$0.00
Stephen P. Theobald	0	0	$0.00	n/a	0	$0.00
Neal A. Petrovich	0	0	$0.00	n/a	0	$0.00
Lorelle L. Fritsch					0	$0.00
	96	24	$300.00	12/31/2016
	80	0	$266.25	12/31/2015
	84	0	$243.75	12/31/2014
	43	0	$219.25	12/31/2013
	41	0	$177.25	12/31/2012
	48	0	$175.75	12/31/2011
David Twiddy	27	108	$547.00	8/28/2016
	973	0	$492.00	11/24/2014
	551	0	$229.00	8/2/2011
Douglas J. Glenn					160	$2,080.00
	0	800	$306.25	11/1/2017
	80	0	$300.00	12/31/2016
	400	0	$300.00	12/31/2016
Kevin Pack	54	215	$524.63	8/31/2017

All of the above stock options were fully vested on the grant date except for the stock options granted on December 31, 2006 and November 1, 2007. Of the stock options granted on December 31, 2006, Ms. Fritsch’s options have a five-year vesting schedule. All stock options have 10-year terms.

Option Exercises and Stock Vested Table

The following table presents the stock options exercised and the stock awards vested for the Named Executive Officers during 2010.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
John A. B. Davies, Jr.	—	—	—	—

Stephen P. Theobald	—	—	—	—

Neal A. Petrovich			40	$2,070

Lorelle L. Fritsch	—	—	—	—

David Twiddy	—	—	—	—

Douglas J. Glenn			80	$1,760

Kevin Pack	—	—	—	—

Pension Benefits Table

The following table presents information related to the Supplemental Retirement Agreements for the Named Executive Officers as of and for the year ended December 31, 2010.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
John A. B. Davies, Jr.	None	—	—	—

Stephen P. Theobald	None	—	—	—

Neal A. Petrovich	None	—	—	—

Lorelle L. Fritsch	Supplemental Executive Retirement Plan	3	$48,372	—

David Twiddy	Supplemental Retirement Agreement	2	$805,615	—

Douglas J. Glenn	None	3	$155,482	—

Kevin Pack	None	—	—	—

The Supplemental Retirement Agreements are discussed in further detail in the Compensation Disclosure and Analysis section of this Annual Report on Form 10-K. The discount rate used to calculate the Present Value of Accumulated Benefit was 7% under the terms of the plan agreement.

Nonqualified Deferred Compensation Table

The following table presents information related to the Executive Savings Plan for the Named Executive Officers during 2010.

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)
John A. B. Davies, Jr.	—	—	—	—	—

Stephen P. Theobald	—	—	—	—	N/A

Neal A. Petrovich	—	—	—	—	—

Lorelle L. Fritsch	—	—	$1,050	—	$50,477

David Twiddy	—	—	—	—	—

Douglas J. Glenn	—	—	$(7,308)	—	$4,939

Kevin Pack	—	—	—	—	—

The Executive Savings Plan is discussed in further detail in the Compensation Disclosure and Analysis section of this Annual Report on Form 10-K. Amounts disclosed above in the “Registrant Contributions in Last Fiscal Year” and “Aggregate Earnings in Last Fiscal Year” columns were also included in the “All Other Compensation” column of the Summary Compensation Table above.

Potential Payments upon Termination or Change-in-Control

The table below shows the present value of estimated Company payments under the employment agreements, equity plans, and other non-qualified plans described above, upon a termination of employment, including the Company gross-up payments for excise tax on the parachute payments upon a change of control, for each of Mr. Davies, Mr. Theobald, Mr. Petrovich, Ms. Fritsch, Mr. Twiddy, Mr. Glenn and Mr. Pack.(1) The payments represent the maximum possible payments under interpretations and assumptions most favorable to the executive officer. All termination events, except retirement, are assumed to occur on December 31, 2010 and termination upon a change of control is assumed to be involuntary by the Company or its successor. Termination upon retirement is assumed to occur upon the officer’s normal retirement date. Company payments to a terminated executive may be more or less than the amounts contained in the various agreements and plans. In addition, certain amounts currently are vested and, thus, do not represent an increased amount of benefits.

	Davies	Theobald Petrovich		Fritsch	Glenn	Pack	Twiddy
CHANGE OF CONTROL
Employment Agreement	2,040,793	—	—	408,084	1,073,791	—	2,064,502
Supplemental Retirement Agreement/Plan
Fully vested prior to Change of Control							424,284
Additional vesting due to change in control	—	—	—	683,094	2,328,283	—	3,640,122
Employee Savings Plan	—	—	—	197,277	332,501	—	—
Restricted Stock	—	—	—	—	750	—	—
Sub Total	2,040,793	—	—	1,288,454	3,735,325	—	6,128,909
Contractual Gross-Up for Excise Taxes	—	—	—	588,113	1,699,201	—	2,587,300
Company Payment Upon Change of Control	2,040,793	—	—	1,876,567	5,434,526	—	8,716,209

RETIREMENT
Restricted Stock Plan	—	—	—	—	—	—	—
Employment Agreement	—	—	—	—	—	—	—
Supplemental Retirement Agreement					1,660,842		2,899,277
SERP				455,396
Employee Savings Plan				41,902
Retirement				497,298	1,660,842		2,899,277

TERMINATION OF EMPLOYMENT BY EXECUTIVE WITH GOOD REASON
Restricted Stock Plan	—	—	—	—	—	—	—
Employment Agreement	—	—	—	—	—	—	424,261
Supplemental Retirement Agreement	—	—	—	—	—	—	424,284
SERP	—	—	—	—	—	—	—
Employee Savings Plan	—	—	—	41,902	—	—	—
EXECUTIVE TERM W/ GOOD REASON	—	—	—	41,902	—	—	848,545

TERMINATION OF EMPLOYMENT BY EXECUTIVE WITHOUT GOOD REASON
Restricted Stock Plan	—	—	—	—	—	—	—
Employment Agreement / Consulting Agreement	—	—	—	—	—	—	—
Supplemental Retirement Agreement	—	—	—	—	—	—	$424,284
SERP	—	—	—	—	—	—	—
Director Deferred Comp Plan	—	—	—	—	—	—	—
Director Retirement Agreements	—	—	—	—	—	—	—
Employee Savings Plan	—	—	—	41,902	—	—	—
EXECUTIVE TERM W/O GOOD REASON	—	—	—	41,902	—	—	424,284

TERMINATION OF EMPLOYMENT BY BANK WITHOUT CAUSE
Restricted Stock	—	—	—	—	—	—	—
Employment Agreement	747,985	—	—	—	424,261	—	424,261
Supplemental Retirement Agreement	—	—	—	—	—	—	424,284
SERP	—	—	—	—	—	—	—
Employee Savings Plan	—	—	—	41,902	—	—	—
BANK TERM W/O CAUSE	747,985			41,902	424,261		848,545

TERMINATION OF EMPLOYMENT BY BANK WITH CAUSE	—	—	—	—	—	—	—

DEATH
Restricted Stock	—	—	—	—	3,120	—	—
Employment Agreement	—	—	—	—	—	—	—
Supplemental Retirement Agreement	—	—	—	—	417,734	—	417,734
SERP	—	—	—	351,179	—	—	—
Executive Savings Plan	—	—	—	41,902	—	—	—
DEATH	—	—	—	393,081	420,854	—	417,734

DISABILITY
Restricted Stock	—	—	—	—	3,120	—	—
Employment Agreement	—	—	—	112,500	212,500	—	212,500
Supplemental Retirement Agreement	—	—	—	—	—	—	424,284
SERP	—	—	—	455,396	—	—	—
Executive Savings Plan	—	—	—	41,902	—	—	—
DISABILITY	—	—	—	609,798	215,620	—	636,784

(1)	The TARP compensation limitations prohibit the Company from making “any payment” to the Named Executive Officers for departure from the Company for any reason, or paying any benefit upon a change-in-control, except for payments for services performed or benefits accrued. In addition, the Company is prohibited, under section 18(k) of the Federal Deposit Insurance Act and 12 C.F.R. Part 359, from making any severance or indemnification payments to its employees for so long as Bank of Hampton Roads or the Company remain in troubled condition under applicable federal regulations. Both of these limitations exclude payments due to an employee on death or disability. Therefore, even though we have discussed above potential payments that would have been due had a termination of an executive officer occurred as of December 31, 2010, it is likely that the application of the TARP compensation limitations and/or 12 C.F.R. Part 359 would result in a prohibition of all such payments, except to the extent previously accrued under generally accepted accounting principles or due to death or disability, to a Named Executive Officer if such officer terminated employment during the TARP period or while the restrictions of 12 C.F.R. Part 359 apply.

Equity Compensation Plan Information

A summary of the information related to our existing equity compensation plans as of December 31, 2010 is given below:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights	Weighted average exercise price of outstanding options, warrants, and rights	Number of securities remaining available for future issuance under equity compensation plans

Equity compensation plans approved by security holders	46,853	$326.00	30,137

Equity compensation plans not approved by security holders	—	—	—

Total	46,853	$326.00	30,137

The Compensation Committee of the board of directors adopted the 2006 Stock Incentive Plan on March 14, 2006. This plan was approved by the shareholders on April 25, 2006. The 2006 Stock Incentive Plan superseded a stock incentive plan adopted in 1993 although the 1993 plan remains in effect.

Director Compensation Table

The following table shows compensation paid to directors of the Company during 2010.

Name	Total Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Fees Earned or Paid in Cash from the Company/Bank of Hampton Roads ($)	Fees Earned or Paid in Cash from Shore Bank ($)
William Brumsey, III(1)(6)	25,025	—	—	25,025	—
Pat Corbin(7)	32,325	—	—	31,825	500
Henry P. Custis(7)(10)	49,525	—	—	25,525	24,000
John A. B. Davies, Jr. (7)	40,150	—	—	23,650	16,500
Douglas J. Glenn(7)	39,900	—	—	23,400	16,500
Robert B. Goldstein(2)	4,225	—	—	4,225	—
Hal F. Goltz(3)	—	—	—	—	—
Herman A. Hall, III(1)(6)(11)	28,650	—	—	28,650	—
Richard F. Hall, III(4)(8)(12)	49,850	—	—	29,650	20,200
Robert R. Kinser(1)(6)	27,900	—	—	27,900	—
William E. Paulette	24,100	—	—	24,100	—
Randal K. Quarles(3)	5,650	—	—	5,650	—
Bobby L. Ralph(1)(6)	30,650	—	—	30,650	—
Billy G. Roughton	25,650	—	—	25,650	—
Jordan E. Slone	27,275	—	—	27,275	—
Roland Carroll Smith, Sr. (1)(6)	26,250	—	—	26,250	—
Ollin B. Sykes(1)(6)	26,400	—	—	26,400	—
Emil A. Viola(5)(9)	22,700	—	—	22,700	—
Frank T. Williams(1)(6)	27,025	—	—	27,025	—
W. Lewis Witt	29,900	—	—	29,900	—
Jerry T. Womack(1)(6)	25,650	—	—	25,650	—

(1)	Company Directorship ended on September 30, 2010; remains a director of Bank of Hampton Roads.
(2)	Company Directorship began on October 4, 2010.
(3)	Company Directorship began on September 30, 2010.
(4)	Company Directorship ended on September 30, 2010.
(5)	Company Directorship and Bank of Hampton Roads Directorship ended on September 28, 2010.
(6)	Fees paid after September 30, 2010, for Bank of Hampton Roads Directorship only.
(7)	Received only one fee for both Company and Bank of Hampton Roads Directorships.
(8)	Fees paid after September 30, 2010 for Bank of Hampton Roads and Shore Bank Directorships only.
(9)	Chairman of the Boards for the Company and Bank of Hampton Roads until September 28, 2010.
(10)	Chairman of the Company’s board as of September 28, 2010; Chairman of the Shore Bank Board until October 25, 2010.
(11)	Chairman of the Board of Bank of Hampton Roads as of September 28, 2010.
(12)	Chairman of the Board of Shore Bank as of October 25, 2010.

During fiscal year 2010, each director of the Company received a monthly director’s fee of $1,800 and $250 per committee meeting attended. Neither the Chairman of the Company’s Board nor any chairman of a board committee was otherwise compensated. The Company had a Directors’ Deferred Compensation Agreement through which directors could elect to defer their directors’ fees by using the fees to purchase shares of our stock held in a rabbi trust. The directors could also elect to defer their board fees and, until March 31, 2010, accrue interest on the deferred fees at an interest rate equal to the highest rate currently being offered on a certificate of deposit at the Company’s bank subsidiaries. Effective April 1, 2010, this interest rate was changed to .50%. This plan was terminated September 30, 2010.

Certain of the Company’s directors resigned as of September 30, 2010, but remained directors of The Bank of Hampton Roads, a wholly owned subsidiary of the Company. During fiscal year 2010, each director of The Bank of Hampton Roads who was not also a director of the Company received a monthly director’s fee of $1,800 and $250 per committee meeting attended. Neither the Chairman of the Board for The Bank of Hampton Roads nor any chairman of a board committee was otherwise compensated.

Certain of the Company’s directors also serve as directors of Shore Bank, a wholly owned subsidiary of the Company. Each director of Shore Bank receives an annual retainer of $9,000 regardless of whether he attends meetings of the board plus $500 for each meeting attended, except for the chairman of the Shore Bank board, who receives an annual retainer of $18,000 plus $500 for each meeting attended. In addition, each director, excluding Messrs. Davies and Glenn, is paid $250 for each board committee meeting attended. The Chair of the Investment, Asset/Liability Management and Compensation committees is paid $500 per meeting attended, and the Chair of the Audit Committee is compensated $700 per meeting, with other Audit Committee members receiving $350 per meeting attended.

Compensation Committee Interlocks and Insider Participation

No member of the Company’s Compensation Committee was an officer or employee of the Company during 2010. During 2010, none of our executive officers served as a member of a Compensation Committee of another entity, nor did any of our executive officers serve as a director of another entity whose executive officers served on our Compensation Committee. There are members of our Compensation Committee that have outstanding loans with Bank of Hampton Roads. Each of these loans was made in the ordinary course of business on substantially the same terms, including interest rates, collateral, and repayment terms, as those prevailing at the time for comparable transactions with unrelated parties and did not involve more than the normal risk of collectability or present other unfavorable features. See “Certain Relationships and Related Transactions.”

PROPOSAL TWO:

RATIFICATION OF ACCOUNTANTS

General

The Audit Committee has recommended and the board of directors has ratified the selection of KPMG, LLP (“KPMG”) as the independent registered public accounting firm to audit our consolidated financial statements for the year ending December 31, 2011, and the board of directors desires that such appointment be ratified by our shareholders at the Annual Meeting. KPMG audited our consolidated financial statements for 2010. Representatives of KPMG will be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

A majority of the votes cast by holders of the Company’s Common Stock is required for the ratification of the appointment of the independent auditors.

Recent Change in Accountants

On October 7, 2010, the Company dismissed YHB as the Company’s independent registered public accounting firm and engaged KPMG as its new independent registered public accounting firm.

Except as noted in the paragraphs immediately below, YHB’s audit reports on the Company’s consolidated financial statements for the fiscal years ended December 31, 2009 and 2008 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

The audit report of YHB on the Company’s consolidated financial statements, as of, and for the fiscal year ended December 31, 2009 (as restated), contained explanatory paragraphs noting that such financial statements had been restated due to a misstatement and that substantial doubt existed about the Company’s ability to continue to operate as a going concern.

The audit report of YHB on the effectiveness of the Company’s internal controls over financial reporting as of December 31, 2009, expressed an opinion that the Company had not maintained effective internal controls over financial reporting, based on criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission, because of the effect of a material weakness that culminated from multiple significant deficiencies identified in the Company’s internal controls over financial reporting (the “Material Weakness”). The areas in which these deficiencies existed are summarized as follows:

•	Inadequate controls over the accounting for income taxes. The Company lacked sufficient personnel with adequate technical skills related to accounting for income taxes.

•	In connection with the inadequate controls over accounting for income taxes, the Company has restated the 2009 financial statements to correct an error involving a reserve against deferred tax assets.

•

Ineffective controls over the accounting for certain loan transactions. Specifically, the Company lacked adequate controls over accounting for loans or partial loans sold to other institutions and accounting for payments and accrual of interest on nonaccrual loans.

•

Ineffective controls and procedures related to certain information technology applications and general computer controls. The Company did not maintain adequate controls to prevent unauthorized access to certain programs and data, and provide for periodic review and monitoring of access including analysis of segregation of duties conflicts.

•

Weaknesses within the area of Human Resources were identified including inadequate controls over access to payroll data and a lack of procedures to review payroll changes and reconcile payroll data to supporting documentation.

During the Company’s fiscal years ended December 31, 2009 and 2008 and through the current date, the Company is not aware of any disagreements with YHB on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to YHB’s satisfaction, would have caused it to make reference to the matter in conjunction with its report on the Company’s consolidated financial statements for the relevant year.

During the Company’s fiscal years ended December 31, 2009 and 2008 and through the current date there were no reportable events (within the meaning of Item 304(a)(1)(v) of Regulation S-K).

On October 7, 2010, following a comprehensive search process initiated by the Company, the Audit Committee of the Board of Directors of the Company appointed KPMG as the Company’s independent registered public accounting firm. The change in auditors was recommended by the Audit Committee.

During the Company’s fiscal years ended December 31, 2009 and 2008 and through the current date, neither the Company, nor anyone on behalf of the Company, consulted with KPMG with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and no written report or oral advice was provided by KPMG to the Company that KPMG concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing, or a financial reporting issue or (ii) any matter that was the subject of either a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a reportable event (within the meaning of Item 304(a)(1)(v) of Regulation S-K).

Fees of Independent Public Accountants

Amounts paid to KPMG, LLP (“KPMG”) and Yount Hyde & Barbour, P.C. (“YHB”) for work performed in 2010 and 2009 appear below:

	KPMG(1)				YHB
	2010		2009		2010		2009
Audit fees (2)	$126,893		$20,000		$259,771		$329,846
Audit-related fees	30,604	(6)	10,500	(8)	108,365	(7)	132,254	(3)
Tax fees	367,516		—		17,820		45,115	(4)
All other fees	—		—		13,379	(6)	21,000	(5)

(1)	On October 7, 2010, the Audit Committee of the Board of Directors of the Company appointed KPMG as the Company’s independent registered public accounting firm. Therefore, although KPMG conducted the year end audit of the Company’s 2010 financial statements, YHB performed a review of its Form 10-Qs for the first three quarters of 2010.
(2)	Fees for financial statement audit, including audit of internal control over financial reporting and interim reviews.
(3)	Fees for assistance with capital raise efforts and related S-3, assistance with Gateway merger and related S-4, assistance with TARP transaction and related S-3, employee benefit plan audit, assistance with S-8 filing regarding Gateway 401k plan, and consultations concerning financial accounting reporting standards and other related issues.

(4)	Fees for preparing federal and state income tax returns and consultation regarding tax compliance issues.
(5)	Fees for SysTrust audit of systems reliability and agreed upon procedures for vulnerability testing.
(6)	Fees for Goodwill impairment testing, SEC comment letter, and capital raise efforts and related S-3.
(7)	Fees for SEC comment letter, capital raise efforts and related S-3, and 401(k) plan audits.
(8)	Relates to fees paid for consents on Form S-3 filings.

As stated in the Audit Committee charter, the Audit Committee must pre-approve all audit and non-audit services provided by the firm of independent auditors. During 2010, the Audit Committee pre-approved 100% of services provided by KPMG. The Audit Committee has considered the provisions of these services by KPMG and has determined that the services are compatible with maintaining KMPG’s independence.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT

SHAREHOLDERS VOTE “FOR” THE RATIFICATION OF KPMG

PROPOSAL THREE:

APPROVAL OF THE 2011 OMNIBUS INCENTIVE PLAN

The Board of Directors has approved, and recommends that our shareholders approve, the Hampton Roads Bankshares, Inc. 2011 Omnibus Incentive Plan (the “2011 Plan”). The purpose of the 2011 Plan is to assist the Company and our related entities in recruiting and retaining individuals with ability and initiative by enabling such persons to participate in the future success of the Company and its shareholders. The 2011 Plan will succeed the Hampton Roads Bankshares, Inc. 2006 Stock Incentive Plan (the “2006 Plan”). If the shareholders approve the 2011 Plan, no further grants will be made under the 2006 Plan.

The complete text of the 2011 Plan is attached to this proxy statement as Appendix A. The following general description of the principal features of the 2011 Plan is qualified in its entirety by reference to Appendix A.

General Information

The 2011 Plan authorizes the Compensation Committee of the Board of Directors to grant one or more of the following awards to employees of the Company and its related entities, members of the Board of Directors of the Company, and members of the board of directors of any of the Company’s related entities, in each case if selected by the Compensation Committee:

•	options;

•	stock appreciation rights (“SARs”);

•	stock awards;

•	stock units; and

•	incentive awards.

A “related entity,” as used above and in the 2011 Plan, is a corporation or other entity in a chain of entities in which each entity has controlling interest (within the meaning of regulations under Section 409A of the Internal Revenue Code) in another entity in the chain, beginning with the entity in which the Company has a controlling interest. For grants of incentive stock options, a “related entity” is limited to certain subsidiary or parent corporations.

The Compensation Committee will administer the 2011 Plan and may delegate all or part of its authority to one or more officers. However, the Compensation Committee may not delegate its authority with respect to grants and awards (i) to individuals who are subject to Section 16 of the Securities Exchange Act or (ii) that are intended to qualify as “performance-based compensation” for purposes of Section 162(m) of the Internal Revenue Code. As used in this summary, the term “administrator” means the Compensation Committee and any delegate of the Compensation Committee.

No determination has been made as to which persons eligible to participate in the 2011 Plan will receive awards under the 2011 Plan and, therefore, the benefits to be allocated to any individual or to various groups are not presently determinable.

If the shareholders approve the 2011 Plan, the Company will be authorized to issue under the 2011 Plan up to 2,750,000 shares of Common Stock. Generally, if an award is terminated, the shares allocated to that award under the 2011 Plan will not be reallocated to new awards under the 2011 Plan. Shares surrendered pursuant to the exercise of a stock option or in satisfaction of tax withholding requirements under the 2011 Plan also will not be reallocated to other awards.

The 2011 Plan provides that if there is a stock dividend, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, spin-off, combination or other similar corporate transaction which in the judgment of the Compensation Committee affects Common Stock with respect to awards that have been or may be issued, the Compensation Committee will, in such manner as it deems equitable, (i) make proportionate adjustments to the number of shares that may be issued under the 2011 (including the individual limits on awards) and the terms of all outstanding grants and awards or (ii) cause any outstanding awards to be cancelled in consideration of a cash payment, alternate award or combination thereof equivalent to the fair value of the cancelled award.

The 2011 Plan also provides that no award may be granted more than 10 years after the date the 2011 Plan is adopted by the Board of Directors, which was July 27, 2011.

Grants and Awards under the 2011 Plan

The principal features of awards under the 2011 Plan are summarized below.

Stock Options

The 2011 Plan permits the grant of incentive stock options and non-qualified stock options. The exercise price for options will not be less than the fair market value of a share of Common Stock on the date of the grant, except that the exercise price for incentive stock options granted to employees who own more than 10 percent of the Company’s, or certain parent or subsidiary corporations’, voting power (a “10 percent shareholder”) will not be less than 110 percent of the fair market value of a share of Common Stock on the date of the grant. The period in which an option may be exercised is determined by the administrator on the date of the grant, but may not exceed 10 years (or five years for incentive stock options granted to 10 percent shareholders). Payment of the option exercise price may be in cash or cash equivalent acceptable to the administrator or using a cashless exercise procedure approved by the administrator through a broker or dealer approved by the administrator. If the agreement provides, payment may be made with shares of Common Stock, including the surrender or withholding of shares of Common Stock upon exercise to the extent permitted under applicable laws and regulations. The 2011 Plan provides that a participant may not be granted options in a calendar year for more than 1,000,000 shares of Common Stock. No option may include provisions that reload the option upon exercise.

Stock Appreciation Rights

SARs may be granted either independently or in combination with underlying stock options. Each SAR will entitle the holder upon exercise to receive the excess of the fair market value of a share of Common Stock at the time of exercise over the SAR’s initial value, which cannot be less than the fair market value of a share of Common Stock on the date of grant of the SAR. At the discretion of the administrator, all or part of the payment in respect of a SAR may be in cash, shares of Common Stock or a combination thereof. The maximum period in which a SAR may be exercised is 10 years from the date of its grant. The 2011 Plan provides that a participant may not be granted SARs in a calendar year for more than 1,000,000 shares of Common Stock. For purposes of this limitation and the individual limitation on the grant of options, a SAR and a related option are treated as a single award. Exercise of such a SAR will terminate the related option to the extent of the shares for which the SAR is exercised.

Stock Awards

The Company may also grant stock awards that entitle the participant to receive shares of Common Stock. A participant’s rights in the stock award may be forfeitable or otherwise restricted for a period of time or subject to performance objectives or other conditions set forth in the grant agreement. By way of example, the restrictions may postpone transferability of the shares or may provide the shares will be forfeited if the participant separates from service from the Company or fails to achieve stated performance objectives, which may include the performance criteria below. The administrator may, in its discretion, waive the requirements for vesting or transferability for all or part of the stock awards in connection with a participant’s termination of employment or service, but only to the extent permitted by Section 162(m) of the Internal Revenue Code in the case of stock awards intended to constitute “qualified performance-based compensation” under that Code Section. The 2011 Plan provides that a participant may not be granted stock awards in any calendar year for more then 500,000 shares of Common Stock.

Stock Units

The Compensation Committee may also award stock units, which is an award stated with reference to a number of shares of Common Stock. The award may entitle the recipient to receive, upon satisfaction of performance objectives or other conditions prescribed by the administrator and set forth in the award agreement, cash, shares of Common Stock or a combination of both. The performance objectives that apply to a stock unit award may be based on the performance criteria below. The administrator may, in its discretion, reduce the performance period or adjust objectives in connection with a participant’s termination of employment or service, but only to the extent permitted by Section 162(m) of the Internal Revenue Code in the case of stock units intended to constitute “qualified performance-based compensation” under that Code Section. The 2011 Plan provides that no participant may be granted more than 500,000 stock units in a calendar year.

Incentive Awards

Incentive awards entitle the participant to receive payment if certain performance objectives or other conditions prescribed by the administrator are satisfied. The award may only be earned upon the satisfaction of stated performance objectives during a performance period of at least one year. The performance objectives that apply to an incentive award may be based on the performance criteria described below. The administrator may, in its discretion, reduce the performance period or adjust objectives in connection with a participant’s termination of employment or service, but only to the extent permitted by Section 162(m) of the Internal Revenue Code in the case of incentive awards intended to constitute “qualified performance-based compensation” under that Code Section. To the extent that incentive awards are earned, our obligation will be settled in cash, shares of Common Stock, or a combination of cash and Common Stock. The 2011 Plan provides that no person may be granted incentive awards in any calendar year with a maximum possible payout of more than $1.5 million (in the case of awards with a performance period of one year). The 2011 Plan also provides that no person may be granted incentive awards in any calendar year with a maximum possible payment of more than $125,000 times the number of months in the performance period (in the case of awards with a performance period greater than one year).

Performance Criteria

The performance objectives stated with respect to an award may be based on one or more of the following performance criteria:

•	cash flow and/or free cash flow (before or after dividends),

•	earnings per share (including earnings before interest, taxes, depreciation and amortization) (diluted and basic earnings per share),

•	the price of Common Stock,

•	return on equity,

•	total shareholder return,

•	return on capital (including return on total capital or return on invested capital),

•	return on assets or net assets,

•	market capitalization,

•	total enterprise value (market capitalization plus debt),

•	economic value added,

•	debt leverage (debt to capital),

•	revenue,

•	income or net income to common shareholders,

•	net interest income,

•	operating profit or net operating profit,

•	net interest margin,

•	return on operating revenue,

•	cash from operations,

•	operating ratio,

•	asset quality ratios, and

•	market share.

If the Compensation Committee determines that the occurrence of external changes or other unanticipated business conditions have materially affected the fairness of the goals established with respect to performance criteria and have unduly influenced the Company’s ability to meet them, the Compensation Committee will adjust the goals (either up or down) and the level of an award that at a participant may earn, but only to the extent permitted pursuant to Section 162(m) of the Internal Revenue Code. Performance goals and awards conditioned on attainment of the goals will be calculated and earned without regard to changes in accounting standards after the performance goals are established.

Federal Income Tax Consequences

The principal federal tax consequences to participants and to the Company of grants and awards under the 2011 Plan are summarized below.

Nonqualified Stock Options

Nonqualified stock options granted under the 2011 Plan are not taxable to an optionee at grant but result in taxation at exercise, at which time the individual will recognize ordinary income in an amount equal to the difference between the option exercise price and the fair market value of the Common Stock on the exercise date. The Company will be entitled to deduct a corresponding amount as a business expense in the year the optionee recognizes this income.

Incentive Stock Options

An employee will generally not recognize income on grant or exercise of an incentive stock option; however, the amount by which the fair market value of the Common Stock at the time of exercise exceeds the option price is a required adjustment for purposes of the alternative minimum tax applicable to the employee. If the employee holds the Common Stock received upon exercise of the option for one year after exercise (and for two years from the date of grant of the option), any difference between the amount realized upon the disposition of the stock and the amount paid for the stock will be treated as long-term capital gain (or loss, if applicable) to the employee. If the employee exercises an incentive stock option and satisfies these holding period requirements, the Company may not deduct any amount in connection with the incentive stock option.

In addition, if the employee sells shares acquired under an incentive stock option before the end of required holding periods, he or she recognizes ordinary income in the year of the sale. That income equals the difference between the exercise price and fair market value of the stock on the date of exercise. The Company will be entitled to a federal income tax deduction if, and to the extent, a participant recognizes ordinary income with respect to his or her incentive stock option.

Stock Appreciation Rights

There are no immediate federal income tax consequences to a participant when a SAR is granted. Instead, the participant realizes ordinary income upon exercise of a SAR in an amount equal to the cash and/or the fair market value (on the date of exercise) of the shares of Common Stock received. The Company will be entitled to deduct the same amount as a business expense for the year of exercise.

Stock Awards

The federal income tax consequences of stock awards depend on the restrictions imposed on the stock. Generally, the fair market value of the stock received will not be includable in the participant’s gross income until such time as the stock is no longer subject to a substantial risk of forfeiture or becomes transferable. The participant may make, however, a tax election to include the value of the stock at grant in gross income in the year of receipt despite such restrictions. Generally, the Company will be entitled to a corresponding tax deduction in the year the participant includes the compensation in income.

Incentive Awards

A participant generally will not recognize taxable income upon the grant of incentive awards. The participant, however, will recognize ordinary income when the participant receives payment of cash and/or shares of Common Stock for the incentive awards. The amount included in the participant’s income will equal the amount of cash and the fair market value of the shares of Common Stock received. The Company generally will be entitled to a corresponding tax deduction at the time the participant recognizes ordinary income with respect to incentive awards.

Stock Units

A participant generally will not recognize taxable income upon the award of stock units. The participant, however, will recognize ordinary income when the participant receives payment of cash and/or shares of Common Stock for the stock unit. The amount included in the participant’s income will equal the amount of cash and the fair market value of the shares of Common Stock received. The Company generally will be entitled to a corresponding tax deduction at the time the participant recognizes ordinary income with respect to stock unit.

Performance-Based Compensation

Section 162(m) of the Internal Revenue Code places a $1 million annual limit on the deductible compensation of certain executives of publicly traded companies. The limit, however, does not apply to “qualified performance-based compensation.” The Company believes that grants of options and SARs under the 2011 Plan will qualify for the performance-based compensation exception to the deductibility limit, assuming that the 2011 Plan is approved by the shareholders. Stock awards, incentive awards and stock units will also qualify for this exception to the extent they are subject to the satisfaction of shareholder-approved performance objectives and certain other criteria are satisfied. State tax consequences may in some cases differ from those described above.

Amendment and Termination

The Board of Directors may amend or terminate the 2011 Plan at any time, provided that no such amendment will be made without shareholder approval if required by applicable law or any exchange on which the Common Stock is listed.

Vote Required

The 2011 Plan must be approved by the affirmative vote of a majority of the votes cast on the proposal by holders of record of Common Stock. Abstentions and broker non-votes are not considered votes cast and will not affect the outcome of the vote.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS

VOTE “FOR” THE APPROVAL OF THE 2011 OMNIBUS INCENTIVE PLAN

PROPOSAL FOUR:

ADVISORY VOTE ON EXECUTIVE COMPENSATION

On February 17, 2009, President Obama signed the American Reinvestment and Recovery Act (“ARRA”) into law. ARRA includes a provision, commonly referred to as “Say-on-Pay,” that requires any recipient of funds in TARP to permit a separate shareholder vote to approve the compensation of executives, as disclosed under the compensation disclosure rules of the SEC.

In order to comply with ARRA as a recipient of TARP funds, the Board of Directors is providing you the opportunity, as a shareholder, to endorse or not endorse our executive pay programs and policies through the following resolution:

“RESOLVED, that the shareholders approve the compensation of executive officers as disclosed in this Proxy Statement under the rules of the Securities and Exchange Commission.”

Vote Required

Non-binding approval of the Company’s executive compensation program would require that a majority of the shares present or represented at the Annual Meeting vote in favor of the proposal. Abstentions and broker non-votes will not be counted as votes cast, and therefore, will not affect the determination as to whether the Company’s executive compensation program as disclosed in this Proxy Statement is approved.

Because your vote is advisory, it will not be binding upon the Board of Directors, overrule any decision made by the Board of Directors, or create or imply any additional fiduciary duty by the Board of Directors. The Compensation Committee may, however, take into account the outcome of the vote when considering future executive compensation arrangements.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS

VOTE “FOR” THE APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION

OTHER MATTERS

The board of directors does not know of any matters that will be presented for action at the Annual Meeting other than those described above or matters incident to the conduct of the Annual Meeting. If, however, any other matters not presently known to management should come before the Annual Meeting, it is intended that the shares represented by a shareholder’s proxy will be voted on such matters in accordance with the discretion of the holders of such proxy.

SHAREHOLDER PROPOSALS

The next Annual Meeting of Shareholders will be held by the Company on or about May 24, 2012. Any shareholder who wishes to submit a proposal for consideration at that meeting, and who wishes to have such proposal included in the Company’s Proxy Statement, must comply with SEC Rule 14a-8 and must submit the proposal in writing no later than December 26, 2011. All such proposals and notifications should be sent to Attn: Douglas J. Glenn, Interim President and Chief Executive Officer, Hampton Roads Bankshares, Inc., 999 Waterside Dr., Suite 200, Norfolk, Virginia 23510.

The Company’s Bylaws also prescribe the procedure that a shareholder must follow to nominate directors for election. Such nominations require written notice delivered to the Secretary of the Company at our principal executive office not later than (i) 45 days before the date on which we first mailed proxy materials for the prior year’s annual meeting of shareholders or (ii) in the case of special meetings, at the close of business on the seventh day following the date on which notice of such meeting is first given to shareholders. However, under our Bylaws if the date for the annual meeting has changed more than 30 days from the prior year, then the notice must be received at a reasonable time before the Company mails its proxy materials. The written notice must provide certain information and representations regarding both the nominee and the shareholder making the nomination and a written consent of the nominee to be named in a Proxy Statement as a nominee and to serve as a director if elected. Any shareholder may obtain a copy of the Bylaws, without charge, upon written request to the Chief Executive Officer of the Company. Based upon an anticipated mailing date of April 24, 2012 for the 2012 Proxy, the Company must receive proper notice of any such shareholder nomination no later than March 10, 2012.

GENERAL

Our 2010 Annual Report to Shareholders accompanies this Proxy Statement. Upon written request, we will provide shareholders with a copy of our Annual Report on Form 10-K for the year ended December 31, 2010, as filed with the SEC, without charge. Please direct written requests for a copy of the Form 10-K to: Attn: Douglas J. Glenn, Interim President and Chief Executive Officer, Hampton Roads Bankshares, Inc., 999 Waterside Dr., Suite 200, Norfolk, Virginia 23510.

BY ORDER OF THE BOARD OF DIRECTORS OF THE COMPANY

Wendy W. Small, Secretary

Norfolk, Virginia

September 6, 2011

APPENDIX A

HAMPTON ROADS BANKSHARES, INC.

2011 OMNIBUS INCENTIVE PLAN

Hampton Roads Bankshares, Inc.

2011 Omnibus Incentive Plan

Table of Contents

ARTICLE I DEFINITIONS		A-1

1.01.	Administrator	A-1
1.02.	Affiliate	A-1
1.03.	Agreement	A-1
1.04.	Award	A-1
1.05.	Board	A-1
1.06.	Code	A-1
1.07.	Committee	A-1
1.08.	Common Stock	A-2
1.09.	Company	A-2
1.10.	Corresponding SAR	A-2
1.11.	Effective Date	A-2
1.12.	Exchange Act	A-2
1.13.	Fair Market Value	A-2
1.14.	Family Member	A-2
1.15.	Incentive Award	A-2
1.16.	Initial Value	A-3
1.17.	Option	A-3
1.18.	Participant	A-3
1.19.	Performance Criteria	A-3
1.20.	Plan	A-3
1.21.	Related Entity	A-3
1.22.	SAR	A-4
1.23.	Section 409A	A-4
1.24.	Stock Award	A-4
1.25.	Stock Units	A-4
1.26.	Transaction	A-4

ARTICLE II PURPOSES		A-5

ARTICLE III ADMINISTRATION		A-6

ARTICLE IV ELIGIBILITY		A-7

ARTICLE V STOCK SUBJECT TO PLAN		A-8

5.01.	Shares Issued	A-8
5.02.	Aggregate Limit	A-8
5.03.	Reallocation of Shares	A-8

ARTICLE VI OPTIONS		A-10

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6.01.	Award	A-10
6.02.	Option Price	A-10
6.03.	Maximum Option Period	A-10
6.04.	Nontransferability	A-10
6.05.	Transferable Options	A-10
6.06.	Employee Status	A-11
6.07.	Exercise	A-11
6.08.	Payment	A-11
6.09.	Shareholder Rights	A-12
6.10.	Disposition of Stock	A-12

ARTICLE VII SARs		A-13

7.01.	Award	A-13
7.02.	Maximum SAR Period	A-13
7.03.	Nontransferability	A-13
7.04.	Transferable SARs	A-13
7.05.	Exercise	A-14
7.06.	Employee Status	A-14
7.07.	Settlement	A-14
7.08.	Shareholder Rights	A-14

ARTICLE VIII STOCK AWARDS		A-15

8.01.	Award	A-15
8.02.	Vesting	A-15
8.03.	Employee Status	A-15
8.04.	Shareholder Rights	A-15

ARTICLE IX STOCK UNITS		A-16

9.01.	Award	A-16
9.02.	Earning the Award	A-16
9.03.	Payment	A-16
9.04.	Nontransferability	A-16
9.05.	Transferable Stock Units	A-17
9.06.	Employee Status	A-17
9.07.	Shareholder Rights	A-17

ARTICLE X INCENTIVE AWARDS		A-18

10.01.	Award	A-18
10.02.	Terms and Conditions	A-18
10.03.	Payment	A-18
10.04.	Non-Transferability	A-19

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10.05.	Transferable Incentive Awards	A-19
10.06.	Employee Status	A-19
10.07.	Stockholder Rights	A-19

ARTICLE XI ADJUSTMENT UPON CHANGE IN COMMON STOCK		A-20

11.01.	Antidilution Adjustments	A-20
11.02.	Substitution of Awards	A-21
11.03.	Adjustment of Performance Goals	A-21

ARTICLE XII COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES		A-22

ARTICLE XIII GENERAL PROVISIONS		A-23

13.01.	Effect on Employment and Service	A-23
13.02.	Unfunded Plan	A-23
13.03.	Rules of Construction	A-23
13.04.	Tax Withholding	A-23
13.05.	Section 409A	A-23
13.06.	Tax Consequences	A-24

ARTICLE XIV AMENDMENT		A-25

ARTICLE XV DURATION OF PLAN		A-26

ARTICLE XVI EFFECTIVE DATE OF PLAN		A-27

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ARTICLE I

DEFINITIONS

1.01.	Administrator

Administrator means the Committee and any delegate of the Committee that is appointed in accordance with Article III. Notwithstanding the preceding sentence, “Administrator” means the Board on any date on which there is not a Committee or on which the Committee cannot act.

1.02.	Affiliate

Affiliate has the meaning set forth in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as amended from time to time.

1.03.	Agreement

Agreement means the document (in written or electronic form) communicating the terms, conditions and limitations applicable to an Award. The Committee may, in its discretion, require that the Participant execute such Agreement, or may provide for procedures through which Agreements are made available but not executed. Any Participant who is granted an Award and who does not affirmatively reject the applicable Agreement shall be deemed to have accepted the terms of Award as embodied in the Agreement.

1.04.	Award

Award means a Stock Award, Stock Unit, Incentive Award, Option or SAR, whether granted singly, in combination or in tandem, to a Participant pursuant to such applicable terms, conditions and limitations as the Committee may establish in accordance with the objectives of this Plan.

1.05.	Board

Board means the Board of Directors of the Company.

1.06.	Code

Code means the Internal Revenue Code of 1986, and any amendments thereto.

1.07.	Committee

Committee means the Compensation Committee of the Board, or any successor committee thereto, or any other committee or subcommittee of the Board designated by the Board to administer the Plan; provided that the Committee shall consist solely of individuals who are “outside directors” for purposes of Section 162(m) of the Code and “non-employee directors” for purposes of Section 16 of the Exchange Act.

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2011 Omnibus Incentive Plan

1.08.	Common Stock

Common Stock means the common stock of the Company.

1.09.	Company

Company means Hampton Roads Bankshares, Inc.

1.10.	Corresponding SAR

Corresponding SAR means a SAR that is granted in relation to a particular Option and that can be exercised only upon the surrender to the Company, unexercised, of that portion of the Option to which the SAR relates.

1.11.	Effective Date

Effective Date means the date this Plan is adopted by the Board.

1.12.	Exchange Act

Exchange Act means the Securities Exchange Act of 1934, as amended from time to time.

1.13.	Fair Market Value

Fair Market Value means, on any given date, the reported “closing” price of a share of Common Stock on the day before such date as reported by the principal national securities exchange on which the Common Stock is listed, or if such exchange is not open on the applicable determination date, then on the next preceding day that the exchange is open.

1.14.	Family Member

Family Member includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the employees household (other than a tenant or employee), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the employee) control the management of assets, and any other entity in which these persons (or the employee) own more than fifty percent of the voting interests.

1.15.	Incentive Award

Incentive Award means a cash-denominated Award which, subject to the terms and conditions as may be prescribed by the Administrator, entitles the Participant to receive a payment, in cash or Common Stock, or a combination of cash and Common Stock from the Company.

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2011 Omnibus Incentive Plan

1.16.	Initial Value

Initial Value means, with respect to a Corresponding SAR, the option price per share of the related Option and, with respect to a SAR granted independently of an Option, the price per share of Common Stock as determined by the Administrator on the date of the grant; provided, however, that the price per share of Common Stock encompassed by the grant of a SAR shall not be less than the Fair Market Value on the date of grant.

1.17.	Option

Option means a stock option that entitles the holder to purchase from the Company a stated number of shares of Common Stock at the price set forth in an Agreement.

1.18.	Participant

Participant means an employee of the Company or a Related Entity, a member of the Board or the board of directors of a Related Entity, who satisfies the requirements of Article IV and is selected by the Administrator to receive an award of Stock Units, a Stock Award, an Option, a SAR, or a combination thereof.

1.19.	Performance Criteria

Performance Criteria means one or more of (a) cash flow and/or free cash flow (before or after dividends), (b) earnings per share (including earnings before interest, taxes, depreciation and amortization) (diluted and basic earnings per share), (c) the price of Common Stock, (d) return on equity, (e) total shareholder return, (f) return on capital (including return on total capital or return on invested capital), (g) return on assets or net assets, (h) market capitalization, (i) total enterprise value (market capitalization plus debt), (j) economic value added, (k) debt leverage (debt to capital), (l) revenue, (m) income or net income to common shareholders, (n) net interest income, (o) operating profit or net operating profit, (p) net interest margin, (q) return on operating revenue, (r) cash from operations, (s) operating ratio, (t) asset quality ratios, and (u) market share.

1.20.	Plan

Plan means the Hampton Roads Bankshares, Inc. 2011 Omnibus Incentive Plan.

1.21.	Related Entity

With respect to an option qualifying under Section 422 of the Code (an “incentive stock option”), or intended to so qualify, Related Entity means any “subsidiary corporation” within the meaning of Section 424(f) of the Code or “parent corporation” within the meaning of Section 424(e) of the Code with respect to the Company. As to all other Awards, Related Entity means any corporation or other entity in a chain of corporations or other entities in which each corporation or other entity has a controlling interest in another corporation or other entity in the chain, beginning with the corporation or other entity in which the Company has a controlling interest. For this purpose, “controlling interest” is intended to have the same meaning as in Treasury Regulations Section 1.409A-1(b)(5)(iii)(E)(1).

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2011 Omnibus Incentive Plan

1.22.	SAR

SAR means a stock appreciation right that entitles the holder to receive, with respect to each share of Common Stock encompassed by the exercise of such SAR, the excess, if any, of the Fair Market Value at the time of exercise over the Initial Value. References to “SARs” include both Corresponding SARs and SARs granted independently of Options, unless the context requires otherwise.

1.23.	Section 409A

Section 409A means Section 409A of the Code and Treasury Regulations and other guidance thereunder.

1.24.	Stock Award

Stock Award means Common Stock awarded to a Participant under Article VIII, including shares issued in settlement of benefit obligations under other incentive, bonus or deferral plans of the Company (if any) or any successor plans thereto.

1.25.	Stock Units

Stock Units means an award, in the amount determined by the Administrator and specified in an Agreement, stated with reference to a specified number of shares of Common Stock, that entitles the holder to receive for each specified share either a share of Common Stock or payment equal to the Fair Market Value of Common Stock on the date of payment or a combination thereof.

1.26.	Transaction

Transaction has the meaning ascribed in Section 11.01(a) of the Plan.

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2011 Omnibus Incentive Plan

ARTICLE II

PURPOSES

The Plan is intended to assist the Company and Related Entities in recruiting and retaining individuals with ability and initiative by enabling such persons to participate in the future success of the Company and the Related Entities and to associate their interests with those of the Company and its shareholders. The Plan is intended to permit the grant of both Options qualifying under Section 422 of the Code (“incentive stock options”) and Options not so qualifying, and the grant of SARs, Stock Awards, Incentive Awards, and Stock Units. No Option that is intended to be an incentive stock option shall be invalid for failure to qualify as an incentive stock option. The proceeds received by the Company from the sale of Common Stock pursuant to this Plan shall be used for general corporate purposes.

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2011 Omnibus Incentive Plan

ARTICLE III

ADMINISTRATION

The Plan shall be administered by the Administrator. The Administrator shall have authority to grant Stock Awards, Stock Units, Options and SARs upon such terms (not inconsistent with the provisions of this Plan), as the Administrator may consider appropriate. Such terms may include conditions (in addition to those contained in this Plan) on the exercisability of all or any part of an Option or SAR or on the transferability or forfeitability of a Stock Award, Incentive Awards, or an award of Stock Units, including by way of example and not of limitation, requirements that the Participant complete a specified period of employment or service with the Company or a Related Entity, requirements that the Company achieve a specified level of financial performance or that the Company achieve a specified level of financial return. Notwithstanding any such conditions, the Administrator may, in its discretion, accelerate the time at which any Option or SAR may be exercised, or the time at which a Stock Award may become transferable or non-forfeitable or both, or the time at which an award of Stock Units or Incentive Award may be settled. In addition, the Administrator shall have complete authority to interpret all provisions of this Plan; to prescribe the form of Agreements; to adopt, amend, and rescind rules and regulations pertaining to the administration of the Plan; and to make all other determinations necessary or advisable for the administration of this Plan. The express grant in the Plan of any specific power to the Administrator shall not be construed as limiting any power or authority of the Administrator. Any decision made, or action taken, by the Administrator in connection with the administration of this Plan shall be final and conclusive. Neither the Administrator nor any member of the Committee or any delegate of the Committee shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan or with respect to any Agreement, Option, SAR, Stock Award or award of Stock Units. All expenses of administering this Plan shall be borne by the Company, a Related Entity or a combination thereof.

The Committee, in its discretion, may delegate to one or more officers of the Company all or part of the Committee’s authority and duties with respect to grants and awards (i) to individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act and (ii) that are not intended to qualify as “performance based compensation” for purposes of Section 162(m) of the Code. The Committee may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Committee’s delegate or delegates that were consistent with the terms of the Plan.

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2011 Omnibus Incentive Plan

ARTICLE IV

ELIGIBILITY

Any employee of the Company, any member of the Board, and any employee or member of the board of directors of a Related Entity (including a corporation that becomes a Related Entity after the adoption of this Plan), is eligible to participate in this Plan if the Administrator, in its sole discretion, determines that such person has contributed or can be expected to contribute to the profits or growth of the Company or a Related Entity.

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2011 Omnibus Incentive Plan

ARTICLE V

STOCK SUBJECT TO PLAN

5.01.	Shares Issued

Upon the award of shares of Common Stock pursuant to a Stock Award or in settlement of an award of Stock Units or Incentive Awards, the Company may issue shares of Common Stock from its authorized but unissued Common Stock. Upon the exercise of any Option or SAR the Company may deliver to the Participant (or the Participant’s broker if the Participant so directs), shares of Common Stock from its authorized but unissued Common Stock.

5.02.	Aggregate Limit

The maximum aggregate number of shares of Common Stock that may be issued under this Plan, pursuant to the exercise of SARs and Options and the grant of Stock Awards and the settlement of Stock Units and Incentive Awards is 2,750,000 shares. The maximum aggregate number of shares that may be issued under this Plan and the maximum number of shares that may be issued as Stock Awards and in settlement of Stock Units and Incentive Awards shall be subject to adjustment as provided in Article XII.

5.03.	Reallocation of Shares

(a) If an Award under the Plan (or portion thereof) is forfeited, is cancelled, expires, lapses or otherwise is terminated without being exercised or payment having been made in shares of Common Stock, the shares of Common Stock allocable to the forfeited, cancelled, expired, lapsed or otherwise terminated Award (or portion thereof) shall not be available for Awards to be granted under the Plan.

(b) Shares of Common Stock that are tendered by a Participant or withheld as full or partial payment of withholding or other taxes with respect to an Award or as payment for the exercise of an Option, under this Plan shall not be reallocated to the number of shares of Common Stock available for Awards to be granted under this Plan.

(c) Awards valued by reference to Common Stock that may be settled in equivalent cash value will count as shares of Common Stock delivered to the same extent as if the Award were settled in shares of Common Stock. Awards that by their terms do not permit settlement in shares of Common Stock shall not reduce the number of shares of Common Stock available for issuance under the Plan. Settlement of Incentive Awards will reduce the number of shares of Common Stock available for issuance to the extent settled in Common Stock.

(d) Shares of Common Stock delivered under the Plan in settlement of an Award issued or made (i) upon the assumption, substitution, conversion or replacement of outstanding awards under a plan or arrangement of an acquired entity or (ii) as a post-transaction grant under such a plan or arrangement of an acquired entity shall not reduce or be counted against the maximum number of shares of Common Stock available for delivery under the Plan, to the

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2011 Omnibus Incentive Plan

extent that the exemption for transactions in connection with mergers and acquisitions from the stockholder approval requirements of any national securities exchange on which the Common Stock is listed applies.

Consistent with the requirements specified above in this Section 5.03, the Committee may from time to time adopt and observe such procedures concerning the counting of shares against the Plan maximum as it may deem appropriate, including rules more restrictive than those set forth above to the extent necessary to satisfy the requirements of any national securities exchange on which the Common Stock is listed or any applicable regulatory requirement.

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2011 Omnibus Incentive Plan

ARTICLE VI

OPTIONS

6.01.	Award

In accordance with the provisions of Article IV, the Administrator will designate each individual to whom an Option is to be granted and will specify the number of shares of Common Stock covered by each such award; provided, however, that no Participant may be granted Options in any calendar year covering more than 1,000,000 shares of Common Stock.

6.02.	Option Price

The price per share for Common Stock purchased on the exercise of an Option shall be determined by the Administrator on the date of grant, but shall not be less than the Fair Market Value on the date the Option is granted. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d)) of the Code more than 10 percent of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation (within the meaning of Sections 424(e) and 424(f) of the Code) (a “Ten Percent Shareholder”), and an incentive stock option is granted to such employee, the Option price of such incentive stock option shall be not less than 110 percent of the Fair Market Value on the grant date.

6.03.	Maximum Option Period

The maximum period in which an Option may be exercised is ten years from the date such Option was granted. The maximum period in which an incentive stock option granted to a Ten Percent Shareholder may be exercised is five years from the date such incentive stock option was granted. The terms of any Option may provide that it has a term that is less than such maximum period.

6.04.	Nontransferability

Except as provided in Section 6.05, each Option granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution. In the event of any transfer of an Option (by will or by the laws of descent and distribution), the Option and any Corresponding SAR that relates to such Option must be transferred to the same person or persons or entity or entities. Except as provided in Section 6.05, during the lifetime of the Participant to whom the Option is granted, the Option may be exercised only by the Participant. No right or interest of a Participant in any Option shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

6.05.	Transferable Options

Section 6.04 to the contrary notwithstanding, to the extent the Agreement provides, an Option that is not an incentive stock option may be transferred by a Participant to the Participant’s Family Member, subject to applicable securities law requirements as in effect from

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2011 Omnibus Incentive Plan

time to time. The holder of an Option transferred pursuant to this Section shall be bound by the same terms and conditions that governed the Option during the period that it was held by the Participant; provided, however, that such transferee may not further transfer the Option except to the same extent as the Participant. In the event of any transfer of an Option (by the Participant or his transferee), the Option and any Corresponding SAR that relates to such Option must be transferred to the same person or persons or entity or entities.

6.06.	Employee Status

For purposes of determining the applicability of Section 422 of the Code (relating to incentive stock options), or in the event that the terms of any Option provide that it may be exercised only during employment or continued service or within a specified period of time after termination of employment or service, the Administrator may decide to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment or service.

6.07.	Exercise

Subject to the provisions of this Plan and the applicable Agreement, an Option may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Administrator shall determine; provided, however, that incentive stock options (granted under the Plan and all plans of the Company and its Related Entities) may not be first exercisable in a calendar year for stock having a Fair Market Value (determined as of the date an Option is granted) exceeding the limit prescribed by Section 422(d) of the Code. An Option granted under this Plan may be exercised with respect to any number of whole shares less than the full number for which the Option could be exercised. A partial exercise of an Option shall not affect the right to exercise the Option from time to time in accordance with this Plan and the applicable Agreement with respect to the remaining shares subject to the Option. The exercise of an Option shall result in the termination of any Corresponding SAR to the extent of the number of shares with respect to which the Option is exercised. No Option may include provisions that “reload” the Option upon exercise.

6.08.	Payment

Unless otherwise provided by the Agreement, payment of the Option price shall be made in cash or a cash equivalent acceptable to the Administrator. Subject to rules established by the Administrator, and if provided in an Agreement, payment of all or part of the Option price may be made with shares of Common Stock, including by (i) surrender to the Company of shares of Common Stock and (ii) for Options not intended to be incentive stock options, receipt by the Participant of fewer shares that would otherwise be issuable on exercise of the option (“net exercise”). If Common Stock is used to pay all or part of the Option price, the sum of the cash and cash equivalent and the Fair Market Value of the shares surrendered or withheld must not be less than the Option price of the shares for which the Option is being exercised. Options may also be exercised through “cashless exercise” procedures approved by the Administrator involving a broker or dealer approved by the Administrator.

Hampton Roads Bankshares, Inc.

2011 Omnibus Incentive Plan

6.09.	Shareholder Rights

No Participant shall have any rights as a shareholder with respect to shares subject to his Option until the date of exercise of such Option.

6.10.	Disposition of Stock

A Participant shall notify the Company of any sale or other disposition of Common Stock acquired pursuant to an Option that was an incentive stock option if such sale or disposition occurs (i) within two years of the grant of an Option or (ii) within one year of the issuance of the Common Stock to the Participant. Such notice shall be in writing and directed to the Secretary of the Company.

Hampton Roads Bankshares, Inc.

2011 Omnibus Incentive Plan

ARTICLE VII

SARs

7.01.	Award

In accordance with the provisions of Article IV, the Administrator will designate each individual to whom SARs are to be granted and will specify the number of shares covered by each such award; provided, however, no Participant may be granted SARS in any calendar year covering more than 1,000,000 shares of Common Stock. For purposes of the foregoing limit, an Option and Corresponding SAR shall be treated as a single award. In addition, no Participant may be granted Corresponding SARs (under all incentive stock option plans of the Company and its Affiliates) that are related to incentive stock options which are first exercisable in any calendar year for stock having an aggregate Fair Market Value (determined as of the date the related Option is granted) that exceeds the limit prescribed by Section 422(d) of the Code.

7.02.	Maximum SAR Period

The maximum period in which a SAR may be exercised shall be ten years from the date such SAR was granted. The terms of any SAR may provide that it has a term that is less than such maximum period.

7.03.	Nontransferability

Except as provided in Section 7.04, each SAR granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution. In the event of any such transfer, a Corresponding SAR and the related Option must be transferred to the same person or persons or entity or entities. Except as provided in Section 7.04, during the lifetime of the Participant to whom the SAR is granted, the SAR may be exercised only by the Participant. No right or interest of a Participant in any SAR shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

7.04.	Transferable SARs

Section 7.03 to the contrary notwithstanding, to the extent the Agreement provides, a SAR that is not an incentive stock option may be transferred by a Participant to the Participant’s Family Member, subject to applicable securities law requirements as in effect from time to time. The holder of a SAR transferred pursuant to this Section shall be bound by the same terms and conditions that governed the SAR during the period that it was held by the Participant; provided, however, that such transferee may not further transfer the SAR except to the same extent as the Participant. In the event of any transfer of a Corresponding SAR (by the Participant or his transferee), the Corresponding SAR and the related Option must be transferred to the same person or persons or entity or entities.

Hampton Roads Bankshares, Inc.

2011 Omnibus Incentive Plan

7.05.	Exercise

Subject to the provisions of this Plan and the applicable Agreement, a SAR may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Administrator shall determine; provided, however, that a Corresponding SAR that is related to an incentive stock option may be exercised only to the extent that the related Option is exercisable and only when the Fair Market Value exceeds the option price of the related Option. A SAR granted under this Plan may be exercised with respect to any number of whole shares less than the full number for which the SAR could be exercised. A partial exercise of a SAR shall not affect the right to exercise the SAR from time to time in accordance with this Plan and the applicable Agreement with respect to the remaining shares subject to the SAR. The exercise of a Corresponding SAR shall result in the termination of the related Option to the extent of the number of shares with respect to which the SAR is exercised.

7.06.	Employee Status

If the terms of any SAR provide that it may be exercised only during employment or continued service or within a specified period of time after termination of employment or service, the Administrator may decide to what extent leaves of absence for governmental or military service, illness, temporary disability or other reasons shall not be deemed interruptions of continuous employment or service.

7.07.	Settlement

At the Administrator’s discretion, the amount payable as a result of the exercise of a SAR may be settled in cash, Common Stock, or a combination of cash and Common Stock. No fractional share will be deliverable upon the exercise of a SAR but a cash payment will be made in lieu thereof.

7.08.	Shareholder Rights

No Participant shall, as a result of receiving a SAR, have any rights as a shareholder of the Company until the date that the SAR is exercised and then only to the extent that the SAR is settled by the issuance of Common Stock.

Hampton Roads Bankshares, Inc.

2011 Omnibus Incentive Plan

ARTICLE VIII

STOCK AWARDS

8.01.	Award

In accordance with the provisions of Article IV, the Administrator will designate each individual to whom a Stock Award is to be made and will specify the number of shares of Common Stock covered by each such award; provided, however, that no Participant may receive Stock Awards in any calendar year for more than 500,000 shares of Common Stock.

8.02.	Vesting

The Administrator, on the date of the award, may prescribe that a Participant’s rights in a Stock Award shall be forfeitable or otherwise restricted for a period of time or subject to such conditions as may be set forth in the Agreement. By way of example and not of limitation, the restrictions may postpone transferability of the shares or may provide that the shares will be forfeited if the Participant separates from the service of the Company and its Related Entities before the expiration of a stated period or if the Company, a Related Entity, the Company and its Related Entities or the Participant fails to achieve stated performance objectives, including performance objectives stated with reference to Performance Criteria. The Administrator, in its discretion, may waive the requirements for vesting or transferability for all or part of the shares subject to a Stock Award in connection with a Participant’s termination of employment or service, but only to the extent permitted by Section 162(m) of the Code and guidance thereunder in the case of Stock Awards intended to qualify as “performance-based compensation” for purposes of Section 162(m) of the Code.

8.03.	Employee Status

In the event that the terms of any Stock Award provide that shares may become transferable and nonforfeitable thereunder only after completion of a specified period of employment or service, the Administrator may decide in each case to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment or service.

8.04.	Shareholder Rights

Prior to their forfeiture (to the extent permitted by the applicable Agreement and while the shares of Common Stock granted pursuant to the Stock Award may be forfeited or are nontransferable), a Participant will have all the rights of a shareholder with respect to a Stock Award, including the right to receive dividends and vote the shares; provided, however, that during such period (i) a Participant may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of shares of Common Stock granted pursuant to a Stock Award, (ii) the Company shall retain custody of the certificates evidencing shares of Common Stock granted pursuant to a Stock Award (to the extent that such shares are so evidenced), and (iii) the Participant will deliver to the Company a stock power, endorsed in blank, with respect to each Stock Award. The limitations set forth in the preceding sentence shall not apply after the shares of Common Stock granted under the Stock Award are transferable and are no longer forfeitable.

Hampton Roads Bankshares, Inc.

2011 Omnibus Incentive Plan

ARTICLE IX

STOCK UNITS

9.01.	Award

In accordance with the provisions of Article IV, the Administrator will designate each individual to whom an award of Stock Units is to be made and will specify the number of shares of Common Stock covered by each such award; provided, however, that no Participant may receive an award of Stock Units in any calendar year for more than 500,000 shares of Common Stock.

9.02.	Earning the Award

The Administrator, on the date of the grant of an award, shall prescribe that the Stock Units, or a portion thereof, will be earned, and the Participant will be entitled to receive payment pursuant to the award of Stock Units, only upon the satisfaction of performance objectives or such other criteria as may be prescribed by the Administrator and set forth in the Agreement. By way of example and not of limitation, the performance objectives or other criteria may provide that the Stock Units will be earned only if the Participant remains in the employ or service of the Company or a Related Entity for a stated period or that the Company, a Related Entity, the Company and its Related Entities or the Participant achieve stated objectives. Notwithstanding the preceding sentences of this Section 9.02, the Administrator, in its discretion, may reduce the duration of the performance period and may adjust the performance objectives for outstanding Stock Units in connection with a Participant’s termination of employment or service, but only to the extent permitted by Section 162(m) of the Code and guidance thereunder in the case of Stock Units intended to qualify as “performance-based compensation” for purposes of Section 162(m) of the Code.

9.03.	Payment

In the discretion of the Administrator, or as stated in the Agreement, the amount payable when an award of Stock Units is earned may be settled in cash, by the issuance of Common Stock or a combination of cash and Common Stock. A fractional share shall not be deliverable when an award of Stock Units is earned, but a cash payment will be made in lieu thereof.

9.04.	Nontransferability

Except as provided in Section 9.05, Stock Units granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution. No right or interest of a Participant in any Stock Units shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

Hampton Roads Bankshares, Inc.

2011 Omnibus Incentive Plan

9.05.	Transferable Stock Units

Section 9.04 to the contrary notwithstanding, to the extent the Agreement provides, an award of Restricted Stock Units may be transferred by a Participant to the Participant’s Family Member, subject to applicable securities law requirements as in effect from time to time. The holder of Stock Units transferred pursuant to this Section shall be bound by the same terms and conditions that governed the Restricted Stock Units during the period that they were held by the Participant; provided, however, that such transferee may not further transfer the Stock Units except to the same extent as the Participant.

9.06.	Employee Status

In the event that the terms of any Stock Unit award provide that no payment will be made unless the Participant completes a stated period of employment or service, the Administrator may decide to what extent leaves of absence for government or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment or service.

9.07.	Shareholder Rights

No Participant shall, as a result of receiving an award of Stock Units, have any rights as a shareholder until and to the extent that the award of Stock Units is earned and settled by the issuance of Common Stock. After an award of Stock Units is earned, if settled completely or partially in Common Stock, a Participant will have all the rights of a shareholder with respect to such Common Stock.

Hampton Roads Bankshares, Inc.

2011 Omnibus Incentive Plan

ARTICLE X

INCENTIVE AWARDS

10.01.	Award

The Administrator shall designate Participants to whom Incentive Awards are made. All Incentive Awards shall be finally determined exclusively by the Administrator under the procedures established by the Administrator. With respect to an Incentive Award based on a performance period of one year, no Participant may receive an Incentive Award payment in any calendar year that exceeds $1,500,000. With respect to an Incentive Award based on a performance period of more than one year, no Participant may receive an Incentive Award payment in any calendar year that exceeds the product of (i) $125,000 and (ii) the number of months in the performance period.

10.02.	Terms and Conditions

The Administrator, at the time an Incentive Award is made, shall specify the terms and conditions that govern the Award. Such terms and conditions shall prescribe that the Incentive Award shall be earned only if, and to the extent that, performance objectives are satisfied during a performance period of at least one year after the grant of the Incentive Award. The restrictions set forth in the Agreement must include the attainment of performance objectives, including performance objectives stated with reference to Performance Criteria. By way of example and not of limitation, the performance objectives may provide that the Incentive Award will be earned only if the Company, a Related Company or the Company and its Related Companies or the Participant achieves stated objectives, including objectives stated with reference to Performance Criteria. The Administrator, at the time an Incentive Award is made, shall also specify when amounts shall be payable under the Incentive Award. Notwithstanding the preceding sentences of this Section 10.02, the Administrator, in its discretion, may reduce the duration of the performance period and may adjust the performance objectives for outstanding Incentive Awards in connection with a Participant’s termination of employment or service, but only to the extent permitted by Section 162(m) of the Code and guidance thereunder in the case of Incentive Awards intended to qualify as “performance-based compensation” for purposes of Section 162(m) of the Code.

10.03.	Payment

In the discretion of the Administrator, the Award payable when an Incentive Award is earned may be settled in cash, by the issuance of Common Stock, or a combination of cash and Common Stock.

Hampton Roads Bankshares, Inc.

2011 Omnibus Incentive Plan

10.04.	Non-Transferability

Except as provided in Section 10.05, Incentive Awards granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution. No right or interest of a Participant in an Incentive Award shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

10.05.	Transferable Incentive Awards

Section 10.04 to the contrary notwithstanding, an Incentive Award may be transferred, to the extent the Agreement provides, by a Participant to the Participant’s Family Member, subject to applicable securities law requirements as in effect from time to time. The holder of an Incentive Award transferred pursuant to this Section shall be bound by the same terms and conditions that governed the Incentive Award during the period that it was held by the Participant; provided, however, that such transferee may not further transfer the Incentive Award except to the same extent as Participant.

10.06.	Employee Status

If the terms of an Incentive Award provide that a payment will be made thereunder only if the Participant completes a stated period of employment or service, the Administrator may decide to what extent leaves of absence for governmental or military service, illness, temporary disability or other reasons shall not be deemed interruptions of continuous employment or service.

10.07.	Stockholder Rights

No Participant shall, as a result of receiving an Incentive Award, have any rights as to stockholder of the Company or any Related Company on account of such Award until, and except to the extent that, the Incentive Award is earned and settled in shares of Common Stock.

Hampton Roads Bankshares, Inc.

2011 Omnibus Incentive Plan

ARTICLE XI

ADJUSTMENT UPON CHANGE IN COMMON STOCK

11.01.	Antidilution Adjustments

(a) To prevent the dilution or enlargement of benefits or potential benefits intended to be made available under the Plan, in the event of any corporate transaction or event such as a stock dividend, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, spin-off, combination or other similar corporate transaction or other event which, in the judgment of the Committee, affects the Common Stock with respect to which Awards have been or may be issued under the Plan (any such transaction or event, a “Transaction”), then the Committee shall, in such manner as the Committee deems equitable: (A) make a proportionate adjustment in (1) the maximum number and type of securities as to which awards may be granted under this Plan, (2) the number and type of securities subject to outstanding Awards, (3) the grant or exercise price with respect to any such Award, (4) the performance targets and goals appropriate to any outstanding Awards intended to qualify as “performance-based compensation” for purposes of Section 162(m) of the Code, and (5) the per individual limitations on the number of securities that may be awarded under the Plan (any such adjustment, an “Antidilution Adjustment”); provided, in each case, that with respect to Options intended to be “incentive stock options,” no such adjustment shall be authorized to the extent that such adjustment would cause such options to violate Section 422(b) of the Code or any successor provision; with respect to all Options, no such adjustment shall be authorized to the extent that such adjustment violates the provisions of Treasury Regulation 1.424-1 and Section 409A of the Code or any successor provisions; with respect to all Awards, no such adjustment shall violate the requirements applicable to Awards intended to qualify as “performance-based compensation” for purposes of Section 162(m) of the Code; and the number of shares of Stock subject to any Award denominated in shares shall always be a whole number; or (B) cause any Award outstanding as of the effective date of the Transaction to be cancelled in consideration of a cash payment or alternate Award (whether from the Company or another entity that is a participant in the Transaction) or a combination thereof made to the holder of such cancelled Award substantially equivalent in value to the fair value of such cancelled Award. The determination of fair value shall be made by the Committee or the Board, as the case may be, in their sole discretion. Any determination made by the Committee under this Section 11.01(a) shall be final and conclusive and shall be binding on all Participants.

(b) Notwithstanding Section 11.01(a), the issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the maximum number of shares as to which Awards may be granted, the per individual limitations on the number of shares of Common Stock for which Awards may be granted or the terms of outstanding Awards.

Hampton Roads Bankshares, Inc.

2011 Omnibus Incentive Plan

11.02.	Substitution of Awards

The Committee may make Awards in substitution for similar awards held by an individual who becomes an employee of the Company or a Related Entity in connection with a Transaction described in Section 11.01(a). Notwithstanding any provision of the Plan (other than the limitation of Section 5.02), the terms of such substituted Awards shall be as the Committee, in its discretion, determines is appropriate.

11.03.	Adjustment of Performance Goals

The Committee shall adjust performance goals established with respect to Performance Criteria (“Performance Goals”) (either up or down) and the level of an Award (intended to be performance-based compensation under Section 162(m) of the Code) that a Participant may earn under this Plan, but only to the extent permitted pursuant to Section 162(m) of the Code, if it determines that the occurrence of external changes or other unanticipated business conditions have materially affected the fairness of the goals and have unduly influenced the Company’s ability to meet them, including without limitation, events such as material acquisitions, changes in the capital structure of the Company, and extraordinary accounting changes. In addition, Performance Goals and Awards conditioned on attainment thereof shall be calculated without regard to any changes in accounting standards that may be required by the Financial Accounting Standards Board after such Performance Goals are established.

Hampton Roads Bankshares, Inc.

2011 Omnibus Incentive Plan

ARTICLE XII

COMPLIANCE WITH LAW AND APPROVAL

OF REGULATORY BODIES

No Option or SAR shall be exercisable, no Common Stock shall be issued, no certificates for shares of Common Stock shall be delivered, no book entry registration shall be made, and no payment shall be made under this Plan except in compliance with all applicable federal and state laws and regulations (including, without limitation, withholding tax requirements), any listing agreement to which the Company is a party, and the rules of any stock exchange on which the Company’s shares may be listed. The Company shall have the right to rely on an opinion of its counsel as to such compliance. Any share certificate or book entry notice issued to evidence Common Stock when a Stock Award is granted, an award of Stock Units or Incentive Award is settled or for which an Option or SAR is exercised may bear such legends and statements as the Administrator may deem advisable to assure compliance with federal and state laws and regulations. No Option or SAR shall be exercisable, no Stock Award or Stock Units or Incentive Award shall be granted, no Common Stock shall be issued, no book entry registration shall be made, no certificate for shares shall be delivered, and no payment shall be made under this Plan until the Company has obtained such consent or approval as the Administrator may deem advisable from regulatory bodies having jurisdiction over such matters.

Hampton Roads Bankshares, Inc.

2011 Omnibus Incentive Plan

ARTICLE XIII

GENERAL PROVISIONS

13.01.	Effect on Employment and Service

Neither the adoption of this Plan, its operation, nor any documents describing or referring to this Plan (or any part thereof), shall confer upon any individual any right to continue in the employ or service of the Company or a Related Entity or in any way affect any right or power of the Company or a Related Entity to terminate the employment or service of any individual at any time with or without assigning a reason therefor.

13.02.	Unfunded Plan

The Plan, insofar as it provides for grants, shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by grants under this Plan. Any liability of the Company to any person with respect to any grant under this Plan shall be based solely upon any contractual obligations that may be created pursuant to this Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

13.03.	Rules of Construction

Headings are given to the articles and sections of this Plan solely as a convenience to facilitate reference. The reference to any statute, regulation, or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

13.04.	Tax Withholding

Each Participant shall be responsible for satisfying any income and employment tax withholding obligation attributable to participation in this Plan. In accordance with procedures established by the Administrator, a Participant may surrender shares of Common Stock, or receive fewer shares of Common Stock than otherwise would be issuable, in satisfaction of all or part of the Participant’s minimum statutorily required withholding obligation.

13.05.	Section 409A

This Plan is intended to provide compensation that is exempt from or that complies with Section 409A, and the Plan’s terms and the terms of any Agreement shall be construed in a manner that is compliant with or exempt from the application of Section 409A, as appropriate. For purposes of Section 409A, each payment under this Plan shall be deemed to be a separate payment.

Notwithstanding any provision of this Plan or an Agreement to the contrary, to the extent that any payments are subject to Section 409A, if the Participant is a “specified employee” within the meaning of Section 409A as of the date of the Participant’s termination of

Hampton Roads Bankshares, Inc.

2011 Omnibus Incentive Plan

employment and the Company determines, in good faith, that immediate payment of any amounts or benefits under this Plan would cause a violation of Section 409A, then any amounts or benefits payable under this Plan upon the Participant’s “separation from service” within the meaning of Section 409A which (i) are subject to the provisions of Section 409A; (ii) are not otherwise exempt from Section 409A; and (iii) would otherwise be payable during the first six-month period following such separation from service, shall be paid on the first business day next following the earlier of (1) the date that is six months and one day following the date of termination or (2) the date of the Participant’s death.

13.06.	Tax Consequences

Nothing in this Plan or an Award Agreement shall constitute a representation by the Company to a Participant regarding the tax consequences of any Award received by a Participant under this Plan. Although the Company may endeavor to (i) qualify an Award for favorable federal tax treatment or (ii) avoid adverse tax treatment (e.g., under Section 409A of the Code), the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable tax treatment. The Company shall be unconstrained in its corporate activities without regard to the potential negative tax impact on holders of Awards under this Plan.

Hampton Roads Bankshares, Inc.

2011 Omnibus Incentive Plan

ARTICLE XIV

AMENDMENT

The Board may amend or terminate this Plan from time to time; provided, however, that no amendment may become effective until shareholder approval is obtained if required by applicable law or any exchange on which the Common Stock is listed. No amendment shall, without a Participant’s consent, adversely affect any rights of such Participant under any Award outstanding at the time such amendment is made.

Hampton Roads Bankshares, Inc.

2011 Omnibus Incentive Plan

ARTICLE XV

DURATION OF PLAN

No Award may be granted under this Plan more than ten years after the earlier of the date the Plan is adopted by the Board or the date that the Plan is approved by shareholders in accordance with Article XVII. Awards granted before that date shall remain valid in accordance with their terms.

Hampton Roads Bankshares, Inc.

2011 Omnibus Incentive Plan

ARTICLE XVI

EFFECTIVE DATE OF PLAN

Awards may be granted under this Plan upon its adoption by the Board, provided that no Award shall be exercisable or shall be settled, as the case may be, unless this Plan is approved by a majority of the votes cast by the Company’s shareholders, voting either in person or by proxy, at a duly held shareholders’ meeting at which a quorum is present or by unanimous consent. Stock Awards may be granted under this Plan upon the later of its adoption by the Board or its approval by shareholders in accordance with the preceding sentence.

REVOCABLE PROXY

HAMPTON ROADS BANKSHARES, INC.

APPOINTMENT OF PROXY SOLICITED ON BEHALF OF

THE BOARD OF DIRECTORS OF HAMPTON ROADS BANKSHARES, INC.

FOR THE ANNUAL MEETING TO BE HELD OCTOBER 4, 2011

APPOINTMENT OF PROXY: The undersigned shareholder of Hampton Roads Bankshares, Inc., a Virginia Corporation (the “Company”), hereby appoints Stephen P. Theobald, Executive Vice President and Chief Financial Officer, and Douglas J. Glenn, Interim President and Chief Executive Officer, (the “Proxies”), as proxies with full power of substitution to act and vote for and on behalf of the undersigned at the Annual Meeting of Shareholders of the Company to be held on October 4, 2011, at 1:00 p.m., at the Dominion Tower, 999 Waterside Drive, Suite 400, Norfolk, Virginia 23510, or at any adjournments thereof, as fully as the undersigned would be entitled to act and vote if personally present, in the election of directors, upon the proposals listed below and described in the Proxy Statement and in their discretion with respect to such other matters that may properly be brought before the meeting or any adjournment thereof. If only one such Proxy be present and acting as such at the meeting or any adjournment, that one shall have all the powers hereby conferred.

Your vote is important. Unless you are voting via the Internet or by telephone, please complete, date and sign this appointment of proxy and return it promptly in the enclosed envelope, even if you plan to attend the meeting, so that your shares may be represented at the annual meeting.

This appointment of proxy will be voted as directed, or, if no directions are indicated, will be voted for all items and in the discretion of the proxies with respect to any other matter. The undersigned hereby revokes all appointments of proxy previously given to vote at said meeting or any adjournments thereof.

Board recommendation. The Board of Directors recommends a vote FOR each of the nominees listed below and FOR Proposals 2-4.

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED

POSTAGE-PAID ENVELOPE OR PROVIDE YOUR INSTRUCTIONS TO VOTE VIA

THE INTERNET OR BY TELEPHONE.

(Continued, and to be marked, dated and signed, on the other side)

À             FOLD AND DETACH HERE            À

HAMPTON ROADS BANKSHARES, INC. – ANNUAL MEETING, OCTOBER 4, 2011

YOUR VOTE IS IMPORTANT!

Proxy Materials are available on-line at:

http://www.snl.com/irweblinkx/corporateprofile.aspx?IID=4066242

You can vote in one of three ways:

1.	Call toll free 1-866-855-9702 on a Touch-Tone Phone. There is NO CHARGE to you for this call.

or

2.	Via the Internet at https://www.proxyvotenow.com/hmpr and follow the instructions.

or

3.	Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

6997

z		REVOCABLE PROXY	{
☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	HAMPTON ROADS BANKSHARES, INC.	Annual Meeting of Shareholders OCTOBER 4, 2011

		For	With- hold	For All Except	2.	Ratification of Accountants. To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2011.	For	Against	Abstain
1.	Election of Directors. To elect three “Class A” directors, each to serve a three-year term	☐	☐	☐			☐	☐	☐
							For	Against	Abstain
	(01) Robert B. Goldstein (02) Hal F. Goltz (03) Randal K. Quarles				3.	2011 Omnibus Incentive Plan. To grant shareholder approval of the 2011 Omnibus Incentive Plan.	☐	☐	☐
							For	Against	Abstain
INSTRUCTION: To withhold authority to vote for any nominee(s), mark “For All Except” and write that nominee(s’) name(s) or number(s) in the space provided below.					4.	Advisory Vote on Executive Compensation. To allow shareholders to endorse or not endorse the compensation of the Company’s named executive officers as disclosed in the accompanying Proxy Statement.	☐	☐	☐
					5.	In their discretion, the Proxies are authorized to vote on such other business as may properly be presented at the meeting.

This proxy, when properly executed, will be voted as directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR ALL NOMINEES in Proposal 1; FOR Proposal 2; FOR Proposal 3; and FOR Proposal 4.

Share/Stockholders          AAAAAAAAAAAAAAAAAAAAA

Name and Address           AAAAAAAAAAAAAAAAAAAAA

AAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAA

AAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAA

AAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAA

AAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAA

					Mark here if you plan to attend the meeting				☐
					Mark here for address change and note change				☐

	Please be sure to date and sign this proxy card in the box below.	Date
Please sign above exactly as your name appears on the stock certificate and fill in the date. If there are joint owners, each must sign personally. Trustees and others signing in a representative capacity should indicate below the capacity in which they sign. If a corporation submits this appointment of proxy, it should be executed in the full corporate name by a duly authorized officer. If a partnership submits this appointment of proxy, please have it signed in the partnership name by an authorized person.

	Sign above	Co-holder (if any) sign above

x	IF YOU WISH TO VOTE BY TELEPHONE OR INTERNET, PLEASE READ THE INSTRUCTIONS BELOW	y

¿	FOLD AND DETACH HERE IF YOU ARE VOTING BY MAIL	¿

PROXY VOTING INSTRUCTIONS

Shareholders of record have three ways to vote:

1.  By Telephone (using a Touch-Tone Phone); or

2.  By Internet; or

3.  By Mail.

A telephone or internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned this proxy. Please note telephone and Internet votes must be cast prior to 3 a.m., October 4, 2011. It is not necessary to return this proxy if you vote by telephone or internet.

Vote by Telephone Call Toll-Free on a Touch-Tone Phone anytime prior to 3 a.m., October 4, 2011: 1-866-855-9702	Vote by Internet anytime prior to 3 a.m., October 4, 2011 go to https://www.proxyvotenow.com/hmpr

Please note that the last vote received, whether by telephone, internet or by mail, will be the vote counted.

Proxy Materials are available on-line at:

http://www.snl.com/irweblinkx/corporateprofile.aspx?IID=4066242

Your vote is important!